                                                                   Exhibit 10.35

                                    SUBLEASE

                                    BETWEEN

                          325 CORPORATE DRIVE II, LLC

                                       AS
                                  "SUBLESSOR"

                                      AND


                         BOTTOMLINE TECHNOLOGIES, INC.

                                       AS
                                  "SUBLESSEE"



                            OFFICE BUILDING FACILITY
                         PEASE INTERNATIONAL TRADEPORT

                        PORTSMOUTH, NEW HAMPSHIRE 03801

                       DATED AS OF ________________, 2000

                               TABLE OF CONTENTS

ARTICLE                                                                          PAGE
-------                                                                          ----

SUBLEASE......................................................................    5
--------
RECITALS......................................................................    6
--------
ARTICLE 1. PREMISES...........................................................    7
-------------------
ARTICLE 2. CONDITION OF SUBLEASED PREMISES - SUBLESSEE'S IMPROVEMENTS........     8
           ----------------------------------------------------------
[ARTICLE 2A. SUBLESSOR'S IMPROVEMENTS........................................    11
             ------------------------
ARTICLE 3. TERM..............................................................    11
           ----
ARTICLE 4. BASIC RENT........................................................    12
           ----------
ARTICLE 5. IMPOSITIONS.......................................................    17
           -----------
ARTICLE 6. SURRENDER OF SUBLEASED PREMISES...................................    18
           -------------------------------
ARTICLE 7. INSURANCE.........................................................    19
--------------------
ARTICLE 8. USE OF SUBLEASED PREMISES.........................................    22
           -------------------------
ARTICLE 9. LIENS.............................................................    25
           -----
ARTICLE 10. ALTERATIONS - SIGNS..............................................    26
-------------------------------
ARTICLE 11. RIGHT OF SUBLESSOR TO INSPECT AND REPAIR.........................    28
            ----------------------------------------
ARTICLE 12. GENERAL INDEMNIFICATION BY SUBLESSEE.............................    29
            ------------------------------------
ARTICLE 13. UTILITIES........................................................    30
            ---------
ARTICLE 14. SERVICES TO BE FURNISHED BY SUBLESSOR AND SUBLESEE'S AGREEMENTS..    31
---------------------------------------------------------------------------
ARTICLE 15. INTENTIONALLY LEFT BLANK..................... ...................    34

ARTICLE 16. DAMAGE OR DESTRUCTION............................................    34

ARTICLE 17. EMINENT DOMAIN...................................................    35


ARTICLE 18. DEFAULT...........................................................   36
-------------------
ARTICLE 19. SUBORDINATION TO MORTGAGES........................................   37
-------------------------------------
ARTICLE 20. CERTIFICATE......................................................    38
----------------------
ARTICLE 21. ASSIGNMENT,SUBLEASES, MORTGAGE, RIGHT OF FIRST OFFER.............    38
---------------------------------------------------------------
ARTICLE 22. ENVIRONMENTAL PROTECTION.........................................    42
            ------------------------
ARTICLE 23. HOLDING OVER.....................................................    48
------------------------
ARTICLE 24. WAIVERS..........................................................    48
-------------------
ARTICLE 25. QUIET ENJOYMENT..................................................    49
---------------------------
ARTICLE 26. INTENTIONALLY LEFT BLANK.........................................    49
------------------------------------
ARTICLE 27. INTERPRETATIONS..................................................    49
---------------------------
ARTICLE 28. NOTICES..........................................................    50
-------------------
ARTICLE 29. DISPUTES AND LITIGATION..........................................    50
-----------------------------------
ARTICLE 30. MISCELLANEOUS....................................................    51
-------------------------
 45

                             EXHIBITS TO SUBLEASE
                             -------- -- --------

Exhibit
-------

1.   PRIMARY SUBLEASE

2.   A.  PLANS DESIGNATING THE SUBLEASED PREMISES -

     LEASEHOLD WORK AND BASE BUILDING PLANS LABELED AS:

     325 CORPORATE DRIVE, LLC
     New Office Building at:
     325 Corporate Drive
     Portsmouth, NH
     Project #300042
     Design Document
     Dated: 8/9/00
     By: PCI Architecture

     B.  BASE BUILDING SPECIFICATIONS AND PLANS LABELLED AS:

     Preliminary Specifications with Addendum #1
     New Office Building
     325 Corporate Drive, LLC
     Dated: 8/9/00
     By: PCI Architecture
     Project #300042

3.   AMENITIES

4.   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

5.   SUBLEASE PROVISIONS REQUIRED BY FEDERAL AVIATION
     ADMINISTRATION

6.   RULES AND REGULATIONS

7.   LANDLORD SERVICES
8.   LIST OF APPROVALS AND MILESTONES

                                   SUBLEASE
                                   --------

   THIS SUBLEASE ("Sublease") is made by and between 325 CORPORATE DRIVE II, LLC, ("Sublessor") and BOTTOMLINE TECHNOLOGIES, INC. ("Sublessee"); (Sublessor and Sublessee may be referred to jointly as the "Parties.")

                SUMMARY OF BASIC LEASE PROVISIONS AND RECITALS
                ----------------------------------------------

SUMMARY
-------


BASIC DATA.
-----------

     Sublessor: 325 Corporate Drive II, LLC
     ---------- 170 Commerce Way, Suite 202
                Portsmouth, NH 03801

     Sublessee: Bottomline Technologies, Inc.
     ---------- Fleet Street
                Portsmouth, NH 03801

     Guarantor: N/A
     ----------

     Base Rent:
     ----------

          See 4.1

     Base Taxes:  Taxes for tax year April 1/st/ to March 31/st/, beginning with
     -----------
     first year of tax assessment as established by the City of Portsmouth and estimated annually.

     Premises Subleased:   83,342 square feet minimum.
     -------------------

     Permitted Uses:  Class A Office Use and ancillary uses, including shipping
     ---------------
     and receiving in the areas designated for such ancillary uses at the commencement of this lease.

     Initial Term:  Ten (10) years.
     -------------

     Business Days:  All days except Sunday, Federal and State Holidays.
     --------------

     Default:  See Article 18.
     --------

     Initial Public Liability Insurance:  $3,000,000 minimum Commercial General
     -----------------------------------
     Liability coverage - $1,500,000 in Automobile coverage and Worker's Compensation coverage at statutory minimum levels.

     Sublessee's Removable Property:   As defined in Section 6.1.
     --------------------------------

     Parking:   Sublessee shall have a prorated share of the parking spaces
     --------
     shown on the Site Plan.

                                   RECITALS
                                   --------

     A. 325 Corporate Drive II, LLC has entered into a Sublease dated ________________, 2000, with the Pease Development Authority ("PDA"), an agency of the State of New Hampshire established pursuant to RSA Chapter 12-G for premises located at the Pease International Tradeport in Portsmouth, New Hampshire described as follows: The premises shown on a Plan entitled _____________________________________ to be recorded in the Rockingham Count
Registry of Deeds. A copy of which Sublease is attached hereto as Exhibit 2 (the
                                                                  ---------
"Primary Sublease"). The Primary Sublease is subject and subordinate to all agreements made between PDA and the United States of America or the United States Air Force including, but not limited to, the Master Lease, the Application, the Acceptance and the FFA, all as hereinafter defined.

     B. PDA anticipates acquiring fee title to the portion of the former Pease Air Force Base hereinafter designate Premises I and Premises II from the United States of America ("Government or Air Force") by public benefit transfer (i.e. transfer without consideration) pursuant to the general authority contained in 49 U.S.C. Sections 47151-47153 and other applicable provisions of law. (Together, Premises I and Premises II constitute the entirety of the Airport (the "Airport" or "Pease"). The terms of such acquisition are set forth in an Amended Application for Public Benefit Transfer executed by PDA ("Application") and accepted by the Air Force on April 14, 1992 (the "Acceptance"), as the same has been subsequently amended by Amendment No. 1 dated March 24, 1994 and executed June 27, 1997 ("Amendment No. 1"). The Amended Application was approved December 12, 1995 and confirmed March 18, 1997, and the Air Force executed an acceptance of the Amended Application on June 26, 1997 ("Acceptance II"). The Acceptance and Acceptance II may be referred to collectively as the "Acceptances". Pending final disposition of the Airport in accordance with the terms of the Amended Application and Acceptances, PDA and Air Force have entered into a Lease as of April 14, 1992 for the Airport District, a Supplement No. 1 thereto dated August 4, 1992, a Supplement No. 2 thereto dated July 15, 1993 and a Supplement No. 3 thereto dated June 27, 1997 (collectively the "Master Lease"). The Subleased Premises are located within the Airport District and are located in Premises II. The Parties acknowledge that the Application, Acceptance and Master Lease impose certain requirements on Sublessor with respect to subleases which are attached to the Primary Sublease. The terms Application, Acceptance and Master Lease shall include any amendments to said documents. The Parties acknowledge that a Federal Facilities Agreement ("FFA") required under
Section 120 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seg, was entered into
                                                      ------
by the Air Force,
the New Hampshire Department of Environmental Services ("NHDES") and the United States Environmental Protection Agency ("EPA") regarding certain contamination at Pease and that FFA also imposes certain requirements upon Sublessor and Sublessee which are addressed in the terms and conditions of this Sublease. A copy of the FFA is attached to the Primary Sublease. The term FFA shall include any amendments to said document.

     C. Sublessor is 325 Corporate Drive II, LLC and is duly organized and existing under the laws of the State of New Hampshire with a principal place of business at 170 Commerce Way, Suite 101, Portsmouth, New Hampshire, and is qualified to do business in the State of New Hampshire.

     D. Sublessee BOTTOMLINE TECHNOLOGIES, INC. is duly organized and existing under the laws of the State of New Hampshire with a principal place of business at Fleet Street, Portsmouth, NH and is qualified to do business in the State of New Hampshire.

     NOW, THEREFORE, in consideration of the covenants herein contained and other valuable consideration, the receipt of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:


ARTICLE 1.

PREMISES
--------

1.1.   Description of Subleased Premises
----   ---------------------------------

       Sublessor, for and in consideration of the rents and covenants herein specified to be paid and performed by Sublessee, hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, the premises described generally below and more particularly on the plans attached as Exhibits 2 (the "Subleased
                                               ----------
Premises" or the "Premises"): consisting of a minimum of approximately 83,342 square feet of the approximately 105,000 square foot total building as adjusted by the final as built of square footage of the leased premises and located at Corporate Drive, Portsmouth, New Hampshire. The Sublessor shall provide a certification that the building conforms to the plans listed on Exhibits #2

       Appurtenant Rights and Reservations. (a) Sublessee shall have, as
       -----------------------------------
appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use the parking lot and areas appurtenance to the building as designated by the Sublessor, subject to reasonable rules and regulations from time to time established by Sublessor pursuant to Section 14.7.

1.2.   Easements - Rights-of-Way
----   -------------------------

       This Sublease is subject to existing easement and rights of way of record and to (i) the Utility Sublease and License Agreement dated July 31, 1992 by and between PDA and Public Service Company of New Hampshire ("PSNH"); (ii) the Utility Sublease and License Agreement dated May 10, 1995 by and between PDA and New England Telephone and Telegraph Company ("NETEL"); (iii) the Wastewater Disposal and Water Service Facilities Sublease and License Agreement dated as of January 1, 1993 and amended July 1, 1998 by and between PDA and the City of Portsmouth ("COP") and (iv) and to the Pipeline Easement and Transfer Agreement dated August 12, 1998 by and between PDA< Portland Natural Gas Transmission System and Maritimes & Northeast Pipeline, LLC. The Government reserves for the use and benefit of the public, an avigation easement and a right of way for the free and unobstructed passage of aircraft in the airspace above the surface of the Airport, together with the right to cause in such airspace such sound, vibrations, fumes, dust, fuel particles, and all other effects as may be caused by the operation of aircraft, now known or hereafter used, for the navigation through or flight in the said airspace, and for use of said airspace for landing on, taking off from, or operating on the Airport.

1.3.   Access
----   ------

     Sublessee shall have in common with other Airport tenants and authorized Airport users the right to use the entrances, exits and roadways designated by PDA for common use at the Airport, subordinate, however, to PDA's rights to manage the common areas and roadways, which rights of PDA shall include, without limitation, the right to impose reasonable rules and regulations, and to add, delete, alter, or otherwise modify the designation and use of all parking areas, entrances, exits, roadways and other areas of the Airport.

     The rights of Sublessee under this Section 1.3 shall be subordinate to PDA's rights, to manage the common areas and roadways which rights shall include, without limitation, the right to impose reasonable rules and regulations relating to use of the common areas and roadways and the right to add, delete, alter or otherwise modify the designation and use of all parking areas, entrances, exits, roadways and other areas of the Airport, provided, however, that during the term of this Sublease, Sublessee shall have reasonable access the Premises.

     Sublessor shall at Sublessor's request exercise any and all rights and remedies available to it under the primary Sublease to ensure that Sublessee's use and enjoyment of the Premises and access thereto are protected.


ARTICLE 2.
CONDITION OF SUBLEASED PREMISES
--------------------------------

2.1  Attached hereto as Exhibit 2 is a description of work (the "Base Building
                                                                 -------------
Work"), including a list of plans and specifications for such Base Building
----
Work, necessary to improve the premises leased under the Primary Sublease with a four-story office building (the "Building") and related improvements. Attached
                                 --------
hereto as Exhibit 2 is a description of work (the "Leasehold Improvement Work"),
          ---------                                --------------------------
including a list of plans and specifications for such Leasehold Improvement

Work, necessary to build out the interior of the Premises. The Base Building Work and the Leasehold Improvement Work are referred to hereinafter together as the "Work").
     ----

2.2  Attached hereto as Exhibit 8 is a list of all permits, approvals, consents
                        ---------
and licenses (collectively, the "Approvals") required for construction of the
                                 ---------
Work, including the dates upon which such Approvals are to be obtained. Sublessor represents and warrants to Sublessee that the Approvals constitute all of the permits, approvals, consents and licenses required for performance of the Work and operation of the Building and related improvements.

2.3 Sublessor shall perform all of the Work diligently and continuously to completion, in accordance with all plans and specifications therefor and first-class construction and engineering practice, the requirements of all Documents and all Approvals, and pursuant to all applicable laws, codes and regulations, including without limitation the requirements of the Americans with Disabilities Act.

2.4 Sublessor shall use diligent efforts to obtain all Approvals by the dates therefor set forth in Exhibit 8, and to commence and perform the Work so as to achieve the construction milestones set forth in Exhibit 8 by the dates therefor set forth in such Exhibit. In the event Sublessor fails to obtain an Approval by the "drop dead date" therefor set forth in Exhibit 8, or, except for the "Tenant Floorplan Finalized" and the "Bottomline Approval of (TI) Pricing" matters and excepting any delays in Tenant Floorplan Finalized which shall cause delay in the "Tenant Improvement Construction Document Completed", the Sublessor fails to achieve a construction milestone by the date set forth in Exhibit 8, then Sublessee shall have the right, exercisable by notice of Sublessor given at any time while such failure persists, to terminate this Sublease. The construction milestone dates set forth in Exhibit 8 shall be extended one day up to a maximum of 180 days for each day of delay caused by the occurrence of an event of "Force Majeure" defined as follows:


     Force Majeure. Except for the performance of any monetary payment obligations hereunder, the duties of Sublessor or Sublessee to observe or perform any of the provisions of this Sublease on its part to be performed or observed shall be excused for a period equal to the period of prevention, delay or stoppage due to causes beyond the control of the affected party, by reason of strikes, civil riots, shortages of materials (except in the event materials of like kind or quality are available), war, invasion, fire or other casualty, labor unrest (unless such labor unrest solely affects the Premises and is not a result of Sublessee's acts, omission or negligence but is caused by the acts, omissions or negligence of Sublessor), actions of public utilities, Acts of God, unforeseen or unknown conditions in, on or under the Premises, adverse environmental conditions or contamination, adverse seasonal or weather conditions beyond those normally experienced in the Portsmouth area, or other events beyond the reasonable control of the affected party, provided that

     (a) the affected party has taken steps that are reasonable under the circumstances to mitigate the effects of such Force Majeure situation, and
     (b) the affected party notifies the other party in writing of the event of Force Majeure within five (5) days after the occurrence thereof.

2.5 "Substantial completion" as used in this Article 2 and Exhibit 8 shall mean that (a) the Base Building Work or Leasehold Improvement Work, as applicable, is complete except for so-called "punchlist items" which do not interfere with Sublessee's use and enjoyment of the Premises, and which Sublessor shall complete within the time agreed upon by the Sublessor and Sublessee after the Term Commencement Date, (b) Sublessor's architect has certified to Sublessee that the Base Building Work or Leasehold Improvement Work, as applicable, has been substantially completed in accordance with the plans and specifications therefor and all applicable law, and all requirements of the Sublease and (c) a final Unconditional Certificate of Occupancy has been issued for the base building or Premises, as applicable, which shall allow use of the Premises by Sublessee for its business. Sublessor shall notify Sublessee at least (15) days prior to Substantial Completion of the date upon which Substantial Completion is expected to be achieved. All warranties shall be deemed to commence as of the Substantial Completion date, except those as specified on the "punch list".

2.6 Sublessor shall provide a warranty to Sublessee with respect to all work performed by or on behalf of Sublessor for a period of one year after the Term Commencement Date, and shall, at Sublessor's sole cost and expense, promptly correct any defect of which it is notified within such one-year period. Thereafter, Sublessor agrees that it shall assign to Sublessee or exercise on Sublessee's behalf any and all warranties available to it from contractors, subcontractors or suppliers. Notwithstanding the foregoing, latent defects in the Base Building Work shall be repaired by Sublessor at Sublessor's sole cost and expense whenever the same are discovered, whether or not within the one-year warranty period and the cost of such repairs shall not be included within Operating Expenses.

2.7 Provided that Sublessee and its employees, agents and contractors do not unreasonably interfere with Sublessor's work in the Premises, Sublessor shall allow Sublessee access to the Premises to install cabling, furniture and equipment during construction of the Leasehold Improvement Work.

2.8 Sublessor shall pay the entire cost of the Base Building Work. Sublessor shall pay the following with respect to the Leasehold Improvement Work.

     If the actual fit up cost is greater than $2,436,496, then the difference shall be paid by the Sublessee on a pro rata basis, monthly as construction of the Leasehold Improvement Work progresses, provided however, that if such increases shall have accumulated from the commencement of construction and not have been billed by Sublessor, upon the discovery of any such unbilled increases, the Sublessee shall make payment thereof within 10 days of Sublessor's notice. Any unused allowance amount shall be applied against rent first becoming due.

2.9  The amenities to be provided by the Sublessee are listed or described on
Exhibit 4.



ARTICLE 3.

TERM
----

3.1.   This Sublease shall be for a base term of ten (10) year(s) ("Base Term")
----
which term shall commence upon "Substantial Completion" of all Work under
Section 2 (the "Term Commencement Date"), and shall expire at midnight on the day which is ten (10) year(s) from the Term Commencement Date, unless terminated earlier or extended in accordance with the provisions of this Sublease. Sublessee shall have up to two (2) five (5) year option(s) exercisable by it at its sole discretion, which options, if exercised, shall extend the Base Term for two additional five (5) year(s) periods, except as otherwise provided in Section 3.2.

3.2.   As a condition precedent to the exercise by Sublessee of any of its
----
options to extend the term of this Sublease, Sublessee shall give a written notice ("Option Notice") to Sublessor of its exercise of each such option at least twelve (12) months prior to the end of the Base Term or any applicable Extension Period.

3.3.   The options to extend the term hereby granted may not be exercised at any
----
time during which Sublessee is in default under any of the terms of this Sublease, after expiration of all applicable grace periods.

3.4.   Unless the context clearly indicates otherwise when used in this Sublease
----
the phrase "term of this Sublease" shall mean the Base Term plus any duly exercised allowable extensions thereof.

3.5.   In the event the Primary Sublease is terminated for any reason
----
whatsoever, this Sublease will automatically terminate on that same date.

ARTICLE 4.

BASE RENT
---------

4.1.   The Base Rent shall be as follows:
----

Year        Annual Amount         Per Sq. Ft.          Monthly Payment
1           $1,312,636.50         $15.75/RSF           $109,386.37
2           $1,354,307.50         $16.25/RSF           $112,858.95
3           $1,395,978.50         $16.75/RSF           $116,331.54
4           $1,437,649.50         $17.25/RSF           $119,804.08
5           $1,480,987.34         $17.77/RSF           $123,415.60
6           $1,525,158.60         $18.30/RSF           $127,096.55
7           $1,570,996.70         $18.85/RSF           $130,916.39
8           $1,618,501.64         $19.42/RSF           $134,875.13
9           $1,666,840.00         $20.00/RSF           $138,903.33
10          $1,706,845.20         $20.60/RSF           $143,070.41


4.2.  Base Rent due under Section 4.1 shall commence upon the Term Commencement
----                                                          -----------------
Date.  The annual Base Rent shall be payable in each case in equal monthly
-----
installments of one twelfth thereof in advance on the first day of each month without offset (except in the event of Sublessee cost or expense resulting from Sublessee's proper exercise of its self help remedies under Section 30.14) in lawful money of the United States at the office of Sublessor or at such other address as Sublessor may hereafter designate. In addition, Sublessee agrees to pay when due, such other amounts that may be required to be paid as additional rent. Sublessee's rent obligation for any fractional portion of a calendar month at the beginning or end of the term of this Sublease shall be a similar fraction of the rental due for an entire month.

4.3. OPERATING EXPENSES
     ------------------

4.3.1. Definitions. For the purposes of this Article, the following terms
------ -----------
shall have the following respective meanings:

(i) Operating Year: Each calendar year in which any part of the Term of this Sublease shall fall.

(ii) Operating Expenses: The aggregate costs or expenses reasonably incurred by Sublessor with respect to the operation, administration, insuring, repair, maintenance, janitorial and management of the Property (but specifically
excluding Sublessee's Utility Expenses).   The estimated annual operating
expense cost is $3.20 per square foot, for the 12 month period beginning with the commencement of this Lease.

Notwithstanding anything to the contrary set forth in the Sublease, Operating Expenses shall not include the following:

     (a)  Any ground or underlying lease rental;

     (b) Bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the Lot;

     (c) Costs which may be considered capital improvements, capital repairs, capital changes or any other capital costs as determined under generally accepted accounting principles except for capital improvements required by any laws not in existence and not in effect as of the Term Commencement Date and capital expenditures occasioned by ordinary wear and tear or resulting from excess use by Sublessor, in which case such costs shall be capitalized and amortized over their useful life determined in accordance with generally accepted accounting principles, and the Sublessee shall be responsible for the pro rata share of those costs based on the remaining length of the term of this Lease.

     (d) Rental for items which if purchased, rather than rented, would constitute a capital cost;

     (e) Costs incurred by Sublessor to the extent that Sublessor is reimbursed by insurance proceeds or is otherwise reimbursed.

     (f) Depreciation, amortization and interest payments, except on equipment, materials, tools, supplies and vendor-type equipment purchased by Sublessor to enable Sublessor to supply services Sublessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

     (g) Advertising and promotional expenditures, and costs of acquisition and maintenance of signs in or on the Building identifying the owner of the Building or other Sublessees;

     (h) Marketing costs, including leasing commissions, attorneys' fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective Sublessees or other occupants of the Building;

     (i) Costs, including permit, license and inspection costs, incurred with respect to the installation of Sublessees' or other occupants' improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for Sublessees or other occupants of the Building;

     (j) Expenses in connection with services or other benefits which are not offered to sublessee or for which Sublessee is charged for directly;

     (k) Costs incurred by Sublessor due to the violation by Sublessor or any sublessee of the terms and conditions of any sublease of space in the Building;

     (l) Management fees paid or charged by Sublessor in connection with the management of the building to the extent such management fee is in excess of the management fee customarily paid or charged by sublessors of the comparable buildings in the vicinity of the Building;

     (m) Salaries and other benefits paid to the employees of Sublessor to the extent customarily included in or covered by a management fee, provided that in no event shall Operating Expenses include salaries and/or benefits attributable to personnel above the level of Building manager;

     (n)  Rent for any office space occupied by Building management personnel

     (o) Amounts paid to Sublessor or to subsidiaries or affiliates of Sublessor for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

     (p)Sublessor's general corporate overhead and general and administrative expenses;

     (q)Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Sublessor'

     (r)Costs incurred in connection with upgrading the Building to comply with laws, rules, regulations and codes in effect prior to the Term Commencement Date;

     (s)Costs arising from the negligence or willful misconduct of Sublessor or other Sublessees or occupants of the building or their respective agents, employees, licensees, vendors, contractors or providers of materials or services;

     (t)Costs arising from Sublessor's charitable or political contributions;

     (u)Costs arising from latent defects or repair thereof;

     (v)Costs for sculpture, paintings or other objects of art;

     (w)Costs associated with the operation of the business of the entity which constitutes Sublessor as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Sublessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Sublessor's interest in the Building.

     (x) Costs incurred in connection with any disputes between Sublessor and its employees, between Sublessor and Building management, or between Sublessor and other Sublessees or occupants

(iii) Utility Expenses: The aggregate costs or expenses reasonably incurred by Sublessor with respect to supplying electricity, oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by the Sublessee. Where possible, separate meters shall be installed for each Sublessor of the building. Common utility expenses shall be shared pro rata by the sublessees.

4.3.2.  Sublessee's Payments. (a) The Sublessee shall be responsible for
----------------------------
        Sublessee's Proportionate Share of Operating Expenses.

(b) At the commencement of this Lease, the Sublessor shall estimate the Operating Expenses, and utility expenses. As of each anniversary date the Sublessor shall reconcile the estimated expenses with the actual expenses, and determine the estimated payments for the next 12 month period. Estimated payments by Sublessee on account of Sublessee's Proportionate Share of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Base Rent. After the end of each Operating Year, Sublessor shall submit to Sublessee a reasonably detailed accounting of Operating Expenses for such Year, and Sublessor shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Sublessee exceed Sublessee's required payment on account thereof for such Year, according to such statement, Sublessor shall credit the amount of overpayment against subsequent obligations of Sublessee with respect to Operating Expenses (or refund such overpayment if the Term of this Sublease has ended and Sublessee has no further obligation to Sublessor), but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Sublessee shall make payment to Sublessor within thirty (30) days after being so advised by Sublessor. Sublessor shall have the same rights and remedies for the nonpayment by

Sublessee of any payments due on account of Operating Expenses as Sublessor has hereunder for the failure of Sublessee to pay Base Rent.

(c) "Sublessee's Proportionate Share" shall mean a fraction, the numerator of which is the number of rentable feet in the Premises, and the denominator of which is the number of rentable square feet in the Building as determined in accordance with BOMA Methodology

4.3.3 Sublessee's Audit Right. Sublessor shall keep, in the Building manager's office, complete books and records regarding Operating Expenses and real estate taxes (collectively, "Charges"). All such records shall be retained for at least three (3) years. Sublessee shall have the right to audit such records at any time upon reasonable written notice to Sublessor. If such audit reveals that Sublessee's pro rata share of any Charges has been overstated, then Sublessor shall immediately refund the overpayment plus interest at the Lease Interest Rate and if overstated by more than five percent (5%) cumulatively, Sublessor shall promptly upon demand reimburse Sublessee for the costs of such audit.

4.4. RENT DURING OPTION PERIOD
------------------------------

     In the event that the Sublessee shall exercise its option to renew for either additional five (5) year period, the annual rent during that period shall be 95% of the then Current Market Rent Rate for the premises but in no case shall the rent be less than the previous years Base Rent. The term "Current Market Rent Rate" for purposes of this Sublease shall mean the annual amount per rentable square foot that a willing, comparable, new, non-renewal, non-equity, nonexpansion Sublessee of credit quality similar to Sublessee would pay, and a willing comparable Sublessor of the Building or a comparable office building in the immediate vicinity of the Building would accept, at arms length, giving appropriate consideration to annual rental rates per rentable square foot, escalation clauses (including type, gross or net, and if gross, whether base year or expense stop), and abatement provisions reflecting free rent, tenant improvement allowances, length of lease term, size, condition and location of premises being leased.

     If Sublessee exercises the extension option, Sublessor and Sublessee shall attempt to agree upon the Current Market rental Rate using their best good-faith efforts. If Sublessor and Sublessee fail to reach an agreement within thirty
(30) days following Sublessee's exercise of such extension option (the "Outside Agreement Date"), then each party shall make a separate determination of the current Market Rental Rate which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

     (i) Sublessor and Sublessee shall each appoint, within ten (10) business days of the Outside Agreement Date, one arbitrator who shall by profession be a licensed, qualified MAI appraiser of comparable properties in the immediate vicinity of the Building, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Sublessor's or Sublessee's submitted Current Market Rental Rate is the closes to the actual Current Market Rental Rate as determined by the arbitrators.

     (ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial tow arbitrators.

     (iii) The third arbitrator shall within fifteen (15) days of the appointment reach a decision as to whether the parties shall use Sublessor's or Sublessee's submitted current Market Rent Rate, or such other Rent Rate as determined by the third appraiser and shall notify Sublessor and Sublessee thereof.

     (iv) If either Sublessor or Sublessee fails to appoint an arbitrator within ten (10) business days after the applicable outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Sublessor and Sublessee thereof, and such arbitrator's decision shall be binding upon Sublessor and Sublessee.

     (v) If the two arbitrators fail to agree upon and appoint a third arbitrator, parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 3.3.

     (vi) The cost of arbitration shall be paid by Sublessor and Sublessee equally.

     The exercise of the first five (5) year prior by the Sublessee shall entitle the Sublessee up to a $10.00 per square foot allowance to improve or renovate the leased premises. The exercise of the second five (5) year option shall entitle the Sublessee up to a $2.00 per square foot carpeting allowance.

     All other additional rent shall also be paid, as provided in Section 4.5 above.

ARTICLE 5

TAXES AND UTILITIES
-------------------

5.1.   Sublessee shall be responsible for Sublessee's Proportionate Share of
----
real estate taxes on the building.   At the time when the City of Portsmouth
shall make its initial assessment of real estate taxes, the Sublessor shall notify the Sublessee of the amount due hereunder which shall be paid by the Sublessee within 10 days of such notification. At the commencement of this Lease, and until such taxes are assessed, estimated taxes at $1.75 per square foot shall be paid by the Sublessee. The Sublessor shall also estimate the taxes for each subsequent year of the Lease using the previous assessment as a base for such estimations. All estimated taxes shall be paid monthly. Within 60 days after issuance of the final tax bill,the Sublessor shall reconcile all estimated tax payment with the actual assessed taxes. Notwithstanding anything to the contrary contained in the Lease, the following shall be excluded from taxes, and shall be
                                                        ------------------------
paid solely by Sublessor: inheritance, estate, succession, transfer, gift,
--------------------------------------------------------------------------
franchise, or capital stock tax, or any income taxes arising out of or related
------------------------------------------------------------------------------
to ownership and operation of income-producing real estate; any increase in
---------------------------------------------------------------------------
taxes and assessments resulting from Sublessor's sale of, or other transfer of
------------------------------------------------------------------------------
its interest in, the building; and assessments, charges, taxes, rents, fees,
----------------------------------------------------------------------------
rates, levies, excises, license fees, permit fees, inspection fees, or other
----------------------------------------------------------------------------
authorization fees, or except for the offsite sewer improvement charges under
-----------------------------------------------------------------------------
13.1 charges to the extent allocable to or caused by the develoment or
----------------------------------------------------------------------
installation of on or off-site improvements or utilities (including without
---------------------------------------------------------------------------
limitation street and intersection improvements, roads, rights of way, lighting,
--------------------------------------------------------------------------------
and signalization) necessary for the initial development or construction of the
-------------------------------------------------------------------------------
Building, or any past, present or future system development reimbursement
-------------------------------------------------------------------------
schedule or sinking fund related to any of the foregoing.
--------------------------------------------------------

5.2  Abatements.

     Sublessor reserves the right to make partial payments and/or file tax abatement proceedings in which case the Sublessor shall be responsible for any costs, interest or penalties associated therewith, and the Sublessee shall not be responsible for any amounts beyond the tax payment obligation under Paragraph
5.1 above. Sublessee shall have the right at its sole cost and expenses to file tax abatement proceedings after providing a 10 day notice of such action with the Sublessor and after a consultation discussion with the Sublessor which shall occur not later than 10 days after the Sublessee's notice. Sublessee's rights hereunder shall not alter the Sublessee's obligation under Paragraph 5.1 above.


ARTICLE 6.

SURRENDER OF SUBLEASED PREMISES
-------------------------------

6.1.   On the expiration or termination of this Sublease, Sublessee shall
----
surrender to Sublessor the Subleased Premises, including all improvements and fixtures therein whether leased to or otherwise owned by Sublessee, broom clean and in good order, condition and repair, reasonable wear and tear excepted, together with all alterations, decorations, additions and improvements that may have been made in, to or on the Subleased Premises, except that Sublessee shall be allowed to remove its personal property or any removable improvements made by Sublessee at its sole expense that can be removed without damage to any buildings, facilities or other improvements to the Subleased Premises. The Subleased Premises, including the improvements and fixtures therein, shall be delivered free and clear of all subtenancies, liens and encumbrances, other than those, if any, permitted hereby or otherwise created or consented to by Sublessor, and, if requested to do so, Sublessee shall execute, acknowledge and deliver to Sublessor such instruments of further assurance as in the opinion of Sublessor are necessary or desirable to confirm or perfect Sublessor's right, title and interest in and to the Subleased Premises including said improvements and fixtures. On or before the end of the Sublease term, Sublessee shall remove all of Sublessee's personal and other property allowed to be removed hereunder, and all such property not removed shall be deemed abandoned by Sublessee and may be utilized or disposed of by Sublessor without any liability to Sublessee. Sublessee's obligation under this Article 6 shall survive the expiration or termination of this Sublease.


ARTICLE 7.

INSURANCE
---------


7.1.Public Liability Insurance.  Sublessee agrees to maintain in full force from
------------------------------
the date upon which Sublessee first enters the Premises for any reason, throughout the Term of this Sublease, and thereafter so long as Sublessee is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Sublessor, Manager (and such other persons as are in privy of estate with Sublessor as may be set out in notice from time to time) and Sublessee are named as additional insureds, and under which the insurer agrees to defend, indemnify and hold Sublessor, Manager, and those in privity of estate with Sublessor, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in
Article 12. Each such policy shall be non-cancelable and non-amendable with respect to Sublessor, Manager and Sublessor's said designees without sixty (60) days' prior notice to Sublessor and shall be as follows:

          (1) Comprehensive general liability insurance to a limit of not less than three million ($3,000,000) dollars, endorsed for products and completed operations liability insurance, on an "occurrence basis" against claims for "personal injury", including without limitation, bodily injury, death or property damages, occurring upon, in or about the land and buildings of which the Subleased Premises are a part as required pursuant to the Primary Sublease.

          (2) Worker's compensation and employer's liability insurance in an amount and form which meets all applicable requirements of the labor laws of the State of New Hampshire, as amended from time to time, and which specifically covers the persons and risks involved in this Sublease.

          (3) Automobile liability insurance in amounts approved from time to time by Sublessor, but not less than one million ($1,500,000) dollars combined single limit for owned, hired and non-owned automobiles.

7.2.   All policies of insurance required to be carried under this Article shall
----
be effected under valid and enforceable policies, in such forms and amounts as may, from time to time, be required under this Sublease, issued by insurers of recognized responsibility which are authorized to transact such insurance coverage in the State of New Hampshire, and which have been approved in writing by Sublessor, which approval shall not be withheld unreasonably. Except for workman's compensation coverage, all such policies of insurance shall be for the mutual benefit of Sublessor, PDA, the United States of America and Sublessee as named additional insureds. Upon the execution of this Sublease (and thereafter not less than fifteen (15) days prior to the expiration date of each policy furnished pursuant to this Article) the original of each policy required to be furnished pursuant to this Article (or, with the consent of Sublessor, which consent shall not be unreasonably withheld, in the case of comprehensive general liability insurance and products liability insurance, a certificate of the insurer reasonably satisfactory to Sublessor) bearing a notation evidencing the payment of the premium or accompanied by other evidence reasonably satisfactory to Sublessor of such payment, shall be delivered by Sublessee to Sublessor.

7.3.   All policies of insurance shall provide for loss thereunder to be
----
adjusted and payable to Sublessor or Sublessee in accordance with the terms of this Sublease.

7.4.   Each such policy or certificate therefor issued by the insurer shall to
----
the extent obtainable contain (i) a provision that no act or omission of Sublessee, or any employee, officer or agent of Sublessee, which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (ii) an agreement by the insurer that such policy shall not be canceled without at least sixty (60) days prior written notice by registered mail to Sublessor and PDA and (iii) provide that the insurer shall have no right of subrogation against the United States of America or PDA.

7.5.   All policies of insurance required to be maintained by Sublessee shall
----
have attached thereto the Lender's Loss Payable Endorsement, or its equivalent, or a loss payable clause acceptable to Sublessor, for the benefit of any Mortgagee, but the right of any Mortgagee to the payment of insurance proceeds shall at all times be subject to the provisions of this Sublease with respect to the application of the proceeds of such insurance.

7.6.   Sublessee shall observe and comply with the requirements of all policies
----
of insurance at any time in force with respect to the Subleased Premises and Sublessee shall also perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing reasonably satisfactory to Sublessor shall be willing to write or to continue such insurance. Sublessee shall, in the event of any violations or attempted violations of the provisions of this Section 7.6 by a subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

7.7.   Any insurance provided for in this Sublease may be effected by a policy
----
or policies of blanket insurance or may be continued in such form until otherwise required by Sublessor; provided, however, that the amount of the total insurance allocated to the Subleased Premises shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Sublease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Sublessor, but Sublessee shall deliver to Sublessor and to any Mortgagee a certificate or duplicate of such policy in form and content acceptable to Sublessor.

7.8.   Sublessee's  Risk. To the maximum extent this agreement may be made
----   -------------------
effective according to law, Sublessee agrees to use and occupy the Premises and to use such other portions of the Property as Sublessee is herein given the right to use at Sublessee's own risk; and Sublessor shall have no responsibility or liability for any loss of or damage to Sublessee's Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Sublessor's making any repairs or changes which Sublessor is permitted by this Sublease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof, except where the Sublessor is grossly negligent in making such repairs. Sublessee shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), or be self insured (with respect to the Sublessee's removal property), and provide a mutual waiver of subrogation for both parties. The provisions of this Section shall be applicable from and after the execution of this Sublease and until the end of the Term of this Sublease, and during such further period as Sublessee may use or be in occupancy of any part of the Premises or of the Building.

7.9.   Injury Caused By Third Parties. To the maximum extent this agreement may
----   -------------------------------
be made effective according to law, Sublessee agrees that Sublessor shall not be responsible or liable to Sublessee, or to those claiming by, through or under Sublessee, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section shall survive the expiration or any earlier termination of this Sublease.

7.10.  Sublessor's Insurance.  Sublessor shall maintain in full force from the
       ---------------------
date upon which Sublessee first enters the Premises for any reason, throughout the Term, a policy of insurance upon the Building insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Sublessor shall supply to Sublessee from time to time upon request of Sublessee certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent. All policies of insurance maintained by Sublessor shall contain the same waiver of subrogation provisions for the benefit of Sublessee as Sublessee is required to obtain in its insurance policies for the benefit of Sublessor.

ARTICLE 8.

USE OF SUBLEASED PREMISES
-------------------------

8.1.   The sole purpose for which Sublessee may use the Subleased Premises is
----
for Class A office use and ancillary uses, including shipping and receiving and for no other uses without Sublessor's and PDA's prior written consent. Sublessee shall not use, or permit to be used, the Subleased Premises for any other purpose without the prior express written consent of Sublessor and PDA. Sublessor's and PDA's consent shall be subject to the execution of an appropriate agreement which shall include a provision requiring the payment of established fees and charges that may be applicable to any such additional uses consented to by Sublessor and PDA. Sublessee is prohibited from any use of the Subleased Premises not specifically granted in this Section 8.1.

8.2.   Sublessee recognizes that the uses authorized in Section 8.1 are not
----
granted on an exclusive basis and that Sublessor and PDA may enter into subleases or other agreements with other tenants or users at areas of the building in which the Subleased Premises are a part or other areas of the Airport for similar, identical, or competing uses. No provision of this Sublease shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act as the same may be amended from time to time.

8.3.   Except to the extent the maintenance obligation is the responsibility of
----
the Sublessor hereunder, Sublessee agrees that it will keep the Premises in a neat, clean and orderly condition in accordance the provisions of Chapters 300 through 500 of the Pease Development Authority Zoning Requirements, Site Plan Review Regulations and Subdivision Regulations (collectively the "Land Use Controls") and such other rules and regulations from time to time promulgated, provided that Sublessee shall not be bound by any such rules and regulations until such time as it receives a copy thereof. Sublessor agrees to cause trash receptacles to be emptied and trash removed at Sublessor's sole cost and expense.

8.4.   Sublessee warrants that it shall obtain all certificates, permits,
----
licenses or other entitlements required by federal, state or local laws in order to allow Sublessee to conduct the permitted uses hereunder (other than the Approvals all of which are to be obtained by the Sublessor ), and that the same are and will be kept current, valid and complete. Sublessee further warrants that it shall at all times abide by and conform with all terms of the same and that it shall give immediate notice to Sublessor of any additions, renewals, amendments, suspensions or revocations. In the use and occupation of the Subleased Premises and the conduct of such business thereon, Sublessee, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions and boards, any national, state or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing. Notwithstanding the foregoing or any other provision of this Lease, however, Sublessee shall not be responsible for compliance with any such laws, regulations, or the like requiring (I) structural repairs or modifications or (ii) repairs or modifications to the utility or building service equipment or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Sublessee's particular manner of use of the Premises (as opposed to office use generally), or (b) be due to the negligence or willful misconduct of Sublessee or any agent, employee, or contractor of Sublessee.

8.5.   Sublessee shall have the right to contest by appropriate proceedings
----
diligently conducted in good faith, without cost or expense to Sublessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article. If compliance with any such law, ordinance, order, rule, regulation or requirement may be delayed on the basis of an order from a court of competent jurisdiction pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Subleased Premises or Sublessee's interest therein and without subjecting Sublessor to any liability, civil or criminal, for failure so to comply therewith, Sublessee may delay compliance therewith consistent with such court order. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Sublessee may, with the prior written consent of Sublessor, contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Sublessor to criminal liability, damages or expense and provided that Sublessee: (i) furnishes to Sublessor security, reasonably satisfactory to Sublessor, against any loss or injury by reason of such contest or delay; and (ii) prosecutes the contest with due diligence.

       Sublessor and PDA shall not be required to join in any proceedings referred to in this Section unless the provisions of any applicable laws, rules or regulations at the time in effect shall require that such proceedings be brought by and/or in the name of Sublessor and/or PDA and Sublessor and/or PDA determines that such action is in its best interests, in which event Sublessor and/or PDA shall join in the proceedings, or permit the same to be brought in its name, if Sublessee shall pay all expenses in connection therewith.

8.6. After the Sublessee's occupancy of the Subleased Premises, responsibility
---------------------------------------------------------------
for compliance with all Federal, State and local laws for the Sublessee's activities rests exclusively with the Sublessee. Sublessor assumes no enforcement or supervisory responsibility. Notwithstanding the foregoing or any other provision of this Lease, however, Sublessee shall not be responsible for compliance with any such laws, regulations, or the like requiring (I) structural repairs or modifications or (ii) repairs or modifications to the utility or building service equipment or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Sublessee's particular manner of use of the Premises (as opposed to office use generally), or (b) be due to the negligence or willful misconduct of Sublessee or any agent, employee, or contractor of Sublessee.

8.7.   Sublessee's use of the Subleased Premises shall be orderly and efficient
----
and shall not cause any disruptions to other Airport activities or unreasonable disruption to other tenants in the building in which the Subleased Premises are a part. Sublessee shall not cause or maintain any nuisance on the Subleased Premises. Sublessee shall conduct all of its activities hereunder in an environmentally responsible manner.

8.8.   Sublessee shall have the right to obtain supplies or services from
----
suppliers, vendors or contractors of its own choice at the Subleased Premises, provided that PDA in the Primary Sublease reserved the right to prohibit persons from engaging in "aeronautical activities" (as defined in Advisory Circular AC 150/5190-2A of the Federal Aviation Administration) or the provision of ground transportation services at the Airport except in accordance with concession contracts or operating agreements entered into between PDA and said persons.
The foregoing shall not restrict Sublessee from using taxicabs and other forms of ground transportation for its employees and invitees.

8.9.   Sublessee acknowledges that PDA is subject to certain restrictions on the
----
use of the Airport Property in accordance with Conditions 6, 10, 17, 23 and 25A of the Master Sublease. Notwithstanding any other provision of this Sublease or the Primary Sublease, the Sublessee shall also comply with and be subject to the restrictions in Conditions 6,10 25 of the Master Lease to the extent applicable to the Subleased Premises or any rights granted to Sublessee under Sublease in the same manner and to the same extent as PDA is obligated in its capacity as Lessee under the Master Lease. Sublessor represents and warrants to Sublessee that (a) the use of the Subleased Premises for the uses permitted hereunder constitutes a "public airport purpose" as set forth in Condition 6 of the Master Lease, (b) Sublessor has obtained, or will obtain prior to the date set forth in Exhibit #8 for obtaining a building permit, all consents and approvals required under Conditions 17 and 23 of the Master Lease to construct the Building and (c) the use of the Subleased Premises for the uses permitted hereunder will not cause a violation of any provision of any of the Master Sublease (including without limitation the provisions of Conditions 6, 10, 17, 22, 23, 25 and 25A thereof), Application, Acceptances or FFA.

8.10.  Sublessee agrees to conform to the following provisions  during the Term
-----
of this Sublease: (i) Sublessee shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Sublessor therefor; (ii) Sublessee shall not perform any act or carry on any practice which may injure the Premises, or any other part of the

Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other sublessee or sublessees or other persons in the Building;
(iii) sublessee shall, at its sole cost and expense: (x) in its use of the Premises, the Building or the Land, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans with Disabilities Act of 1990, as amended (the "ADA") and (y) in the event of any Sublessee's work or improvements, pay for and perform any work necessary to bring the Premises, the Building or the Land into compliance with the ADA which work is required due to the Sublessee's use of the Premises, the Building or the Land for retail purpose.The Sublessor hereby certifies that the initial construction of the building and Sublessor's fit up of the leased premises conform to all ADA requirements.

ARTICLE 9

LIENS
-----

9.1.   During the term of this Sublease, Sublessee shall not permit to remain,
----
and shall promptly discharge, at its cost and expense, all liens, encumbrances and charges upon the Subleased Premises or any part thereof; provided, that the existence of any mechanics', laborers', materialmen's, suppliers' or vendors' liens or rights thereto shall not constitute a violation of this Article if payment is not yet due under the applicable contract. Sublessee shall, however, have the right to contest with due diligence the validity or amount of any lien or claimed lien, if Sublessee shall give to Sublessor such security as Sublessor may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of Sublessee's interest in the Subleased Premises or any portion thereof by reason of such nonpayment. On final determination of the lien or claim for lien, Sublessee shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Sublessee's own expense, and if Sublessee shall fail to do so, Sublessor may at its option pay any such final judgment and clear the Subleased Premises therefrom. If Sublessee shall fail to contest with due diligence the validity or amount of any such lien or claimed lien, or to give Sublessor security as hereinabove provided, Sublessor may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof.

9.2.   Should any lien be filed against the Subleased Premises or the building
----
in which the Subleased Premises are a part, or should any action of any character affecting the title thereto be commenced, Sublessee shall give to Sublessor written notice thereof as soon as notice of such lien or action comes to the knowledge of Sublessee.

ARTICLE 10

ALTERATIONS - SIGNS

10.1. Sublessee shall not place or construct any improvements, changes,
-----
structures, alterations or additions (cumulatively referred to in this Article as "Alterations") in, to, or upon the Subleased Premises without Sublessor's written consent and if applicable the consent of the PDA, which shall not be unreasonably withheld, conditioned or delayed. Except for cosmetic improvements that do not materially affect the condition of the premises, any request for Sublessor's consent shall be accompanied by preliminary engineering or architectural plans or, if consented to by the Sublessor and PDA working drawing with respect to all Alterations. If that consent is not issued within 10 days, the Sublessee shall forward a second 10 day notice and if such consent is not withheld by the end of that 10 day period such consent shall be deemed granted. If such consents are granted or deemed granted, all such work shall be done at Sublessee's sole cost, and subject to the following covenants.

          (1) All work and Alterations shall be done in compliance with all applicable governmental regulations, codes, standards or other requirements, including fire, safety and building codes and Land Use Regulations promulgated by PDA and with the provisions of
               Article 22 of this Sublease. This obligation shall include compliance with all applicable provisions of the FFA (as defined in Article 22), including obligations imposed upon Sublessor in respect to construction and construction related work.

          (2) All Alterations shall be of such a character as not to materially reduce the value and usefulness of any of the buildings or other improvements below their value and usefulness immediately before such Alteration. All work performed hereunder shall be performed in a good and workmanlike manner, shall conform to drawings and specifications approved by Sublessor and shall not be disruptive of the overall operation of the Airport. All contractors engaged by Sublessee to perform such work shall employ labor that can work in harmony with all elements of labor at the Airport.

          (3) During the period of construction of any alteration, Sublessee or any contractor, subcontractor or Sublessee of Sublessee shall maintain or cause to be maintained the following insurance:

                    (i) The comprehensive general liability and automobile insurance provided for in Article 7 and shall be maintained for the limits specified thereunder and shall provide coverage for the mutual benefit of Sublessor, PDA, the United States of America and Sublessee as named or additional insured (as is appropriate) in connection with any Alteration permitted pursuant to this Article 10.

                    (ii) Fire and any other applicable insurance provided for in Article 7 which if not then covered under the provisions of existing policies shall be covered by special endorsement thereto in respect to any Alteration, including all materials and equipment therefor incorporated in, on, or about the Subleased Premises (including excavations, foundations, and footings) under broad form all risk builder's risk completed value form or equivalent thereof; and

                    (iii) Worker's compensation insurance covering all persons employed in connections with the work and with respect to whom death or bodily injury claims could be asserted against PDA, Sublessor, Sublessee or the Subleased Premises, with statutory limits as then required under the laws of the State of New Hampshire.

          (4) Sublessee shall provide Sublessor and PDA with MYLAR as-built drawings when any Alteration authorized hereunder is completed.

10.2.  Sublessee may erect and maintain suitable signs only with the Subleased
-----
Premises and upon receiving the prior written approval of Sublessor not to be unreasonably withheld and PDA. Sublessee shall submit drawings of proposed signs and information on the number, size, type, and location, all of which Sublessor and PDA may review for harmony and conformity with the overall structure and architectural and aesthetic setting of the building in which the Subleased Premises are a part and the Airport as well as with PDA's own land use control regulations and may approve or disapprove accordingly. Sublessor shall have the right to maintain a lobby directory, directional signs and other signs relating to the operation of the Building. Except for the foregoing, Sublessee shall have the exclusive right to maintain signs identifying tenants on or at the Subleased Premises or the Building.

10.3.  Notwithstanding any other provision of this Sublease, the right of
-----
Sublessee to place or construct Alterations in, to, or upon the Subleased Premises shall be subject to Condition 17 of the Master Lease.

10.4.  In addition to the requirements to provide notice to Sublessor and PDA
-----
under this Article 10 in respect to any Alteration, Sublessee shall also provide notice to Air Force, EPA and NHDES in the same manner and to the extent required of PDA under Condition 10.16 of the Master Lease. In undertaking any Alteration Sublessee shall comply with Condition 10.17 of the Master Lease to the same extent required of Sublessor and PDA.


ARTICLE 11

RIGHT OF SUBLESSOR TO INSPECT AND REPAIR
----------------------------------------

11.1.  Sublessee will permit Sublessor and/or PDA and their authorized agents
-----
and representatives to enter the Subleased Premises at all reasonable times and upon reasonable notice for the purpose of: (i) inspecting the same; (ii) showing the Premises to prospective purchasers, or tenants; and (iii) making any necessary repairs and performing any other work that may be necessary by reason of Sublessee's failure to comply with the terms of this Sublease within ten (10) days after written notice from Sublessor, unless an emergency situation (as determined in Sublessor's and/or PDA's sole discretion) requires earlier action by Sublessor. Nothing herein shall imply any duty upon the part of Sublessor and/or PDA to do any such work and performance thereof by Sublessor and/or PDA shall not constitute a waiver of Sublessee's default in failing to perform the same. Sublessor and/or PDA may during the progress of such work keep and store in or on the Subleased Premises all necessary materials, tools, supplies and equipment. Sublessor and/or PDA shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Sublessee by reason of making such repairs or the performance of any such work, on or account of bringing materials, tools, supplies or equipment into or through the Subleased Premises during the course thereof and the obligations of Sublessee under this Sublease shall not be affected thereby. Nothing herein shall limit the provisions of Article 8. In exercising its rights under this Section 11.1, Sublessor shall use diligent efforts to prevent or minimize interference with Sublessee's use and enjoyment of the Premises.

11.2.  Sublessee acknowledges that from time to time PDA may undertake
-----
construction, repair or other activities related to the operation, maintenance and repair of the Airport which will require temporary accommodation by Sublessee. Sublessee agrees to accommodate PDA in such matters, even though Sublessee's own activities may be inconvenienced or partially impaired, and Sublessee agrees that no liability shall attach to PDA, its members, employees or agents by reason of such inconvenience or impairment, unless such activities of PDA hereunder are performed in a negligent manner.

11.3.  Sublessee shall allow PDA and any agency of the United States, its
-----
officers, agents, employees and contractors to enter upon the Subleased Premises for any purposes not inconsistent with Sublessee's quiet use and enjoyment, including but not limited to the purpose of inspection. Notwithstanding the preceding sentence, in the event the Air Force as Lessor under the Master Lease (or any other agency having a right of entry under the Federal Facilities Agreement (FFA) as defined in Section 22.8) or PDA as Sublessor under the Primary Lease determines that immediate entry is required for safety, environmental, operations or security purposes they may effect such entry without prior notice. The Sublessee shall have no claim against PDA or against the United States or any officer, agent, employee or contractor thereof on account of any such entries.

ARTICLE 12

GENERAL INDEMNIFICATION BY SUBLESSEE-SUBLESSOR
----------------------------------------------

12.1.  In addition to any other obligation of Sublessee under this Sublease to
-----
indemnify, defend and hold harmless Sublessor, it principals, agents and employees, etc., Sublessee agrees to indemnify, defend and hold harmless Sublessor against and from any and all claims, judgments, damages, penalties, fines, assessments, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) resulting or arising during the term of this Sublease:

          (1) from any condition of the Premises resulting from the negligent use of the Premises by the Sublessee;

          (2) from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease, or from any act or omission of Sublessee, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees; or

          (3) from any accident, injury, loss or damage whatsoever caused by any act or omissions of Sublessee, or any of its agents, contractors, servants, employees, Sublessees, licensees or invitees, to any person or property occurring during the term of this Sublease, on or about the Subleased Premises (including ramp and parking areas), or upon the land, streets, curbs or parking areas adjacent thereto.

       In the event that any action or proceeding is brought against Sublessor by reason of any matter for which Sublessee has hereby agreed to indemnify, defend, or hold harmless Sublessor, Sublessee, upon notice from Sublessor, covenants to resist or defend such action or proceeding with counsel acceptable to Sublessor.

12.2.  The term "Person" as used in this Article shall include individuals,
-----
corporations, partnerships, governmental units and any other legal entity entitled to bring a claim, action or other demand or proceeding on its own behalf or on behalf of any other entity.

12.3.  The Sublessee also expressly waives any claims against the United States
-----
of America, including the Air Force, and further agrees to indemnify, save, hold harmless and defend the Air Force to the same extent required of PDA under the Master Lease.

12.4.  The Sublessee also expressly waives any claims against PDA and the State
-----
of New Hampshire and further agrees to indemnify, save, hold harmless and defend PDA and the State of New Hampshire to the same extent required of the Sublessor under the Primary Sublease.

12.5.  Sublessor Indemnification - Sublessor shall indemnify, defend, and hold
-----  -------------------------
harmless and defend sublessee, its principals, agents and employees, etc from any and all claims, judgment, damages, penalties, fines, assessments, costs and expenses, liabilities and losses resulting from the negligence of the Sublessor, its agents, contractors or employees, or breach by Sublessor or its agents, contractors or employees of any of the Sublessor's duties or undertakings under this Sublease.

ARTICLE 13

UTILITIES
---------

13.1.  Sublessor shall bring or shall cause utility lines to be brought to the
-----
Subleased Premises at the points existing as of the Term Commencement Date or such other points as may be designated by Sublessor (in consultation with Sublessee). The utility lines shall have the capacities existing as of the Term Commencement Date which Sublessee acknowledges are sufficient to enable Sublessee to obtain for the Subleased Premises, as of the date of commencement of Sublessee's activities, sufficient water, electricity, telephone, gas and sewer service. Sublessee shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Subleased Premises. If Sublessee desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Sublessor, such installation shall be subject to Sublessor's and, if necessary, PDA's prior written approval of Sublessee's plans and specifications therefor, which approval shall not be unreasonably withheld. Such approval shall be deemed granted if the Sublessor shall not respond within 15 days of receipt of Sublessee's written request therefor and shall fail again to respond 10 days after receipt of Sublessee's second written request therefor. If such installation is approved by Sublessor and PDA and if Sublessor and PDA agrees to provide any additional facilities to accommodate Sublessee's installation, Sublessee agrees to pay Sublessor and/or PDA, in advance and on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity, including but not limited to offsite sewer improvement charges allocable to the Subleased Premises to be charged by the City of Portsmouth under the Primary Lease including but not limited to Sublessee's share of the costs described in the last sentence of Section 14.5 of the Primary Sublease.

        PDA under the Primary Sublease also reserves the right to run such utility lines as it deems necessary in connection with the development of the Airport to, from, or through the Subleased Premises, provided, however, that PDA in exercising such reserved right shall provide reasonable prior notice and the opportunity to confer with PDA and shall exercise reasonable efforts to avoid or minimize interference with use of the Subleased Premises.

        PDA under the Primary Sublease, at its sole discretion, shall have the right from time to time, to alter the method and source of supply of the above enumerated utilities to the Subleased Premises and Sublessee agrees to execute and deliver to PDA such documentation as may be required to effect such alteration. Sublessee agrees to pay all charges for the above enumerated utilities supplied by Sublessor, public utility or public authority, or any other person, firm or corporation which are separately metered to the Subleased Premises.

        PDA under the Primary Sublease, shall have the option to supply any of the above-enumerated utilities to the Subleased Premises. If PDA shall elect to supply any of such utilities to the Subleased Premises, Sublessee will purchase its requirements for such services tendered by PDA, and Sublessee will pay PDA, within ten (10) days after mailing by PDA to Sublessee of statements therefor, at the applicable rates determined by PDA from time to time which PDA agrees shall not be in excess of the public utility rates for the same service, if applicable, to other aviation tenants at the Airport. If PDA so elects to supply any of such utilities, Sublessee shall execute and deliver to PDA, within ten
(10) days after request therefor, any documentation reasonably required by PDA to effect such change in the method of furnishing of such utilities.

13.2.   Sublessor shall be responsible for providing any meters or other devices
-----
for the measurement of utilities supplied to the Subleased Premises. Sublessee shall be solely responsible for and promptly pay, as and when the same become due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Subleased Premises and supplied by PDA, any public utility or authority or any other person, firm or corporation which are separately metered to the Subleased Premises.

13.3.   All work and construction under this Article shall comply with the
-----
provisions of Article 10 of this Sublease applicable to construction work.

ARTICLE 14

SERVICES TO BE FURNISHED BY SUBLESSOR AND SUBLESSEE'S AGREEMENTS.
-----------------------------------------------------------------

14.1.   Sublessor Repairs. (a) Except as otherwise provided in this Sublease,
-----   -----------------
Sublessor agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including plumbing, mechanical and electrical systems installed by Sublessor but excluding any systems installed specifically for Sublessee's benefit or used exclusively by Sublessee) and the HVAC system serving the Premises, all insofar as they affect the Premises, except that Sublessor shall in no event be responsible to Sublessee for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, (excluding the building entrances) or for any condition in the Premises or the Building caused by any act or neglect of Sublessee, its agents, employees, invitees or contractors. Sublessor shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section, unless expressly provided otherwise in this Sublease. Except to the extent set forth in
Section 4.3.1(ii), all costs and expenses incurred by Sublessor in performing its obligations under this Section shall be included in Operating Expenses.

14.2.   Any services which Sublessor is required to furnish pursuant to the
-----
provisions of this Sublease may, at Sublessor's option be furnished from time to time, in whole or in part, by employees of Sublessor or by the Manager of the Property or by one or more third persons and Sublessor further reserves the right to require Sublessee to enter into agreements with such persons in form and content approved by Sublessor for the furnishing of such services. Sublessor shall cause the paved portions of the Property to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas of the Property to be maintained in a reasonably attractive appearance.

14.3.   Sublessee's Agreement (a) Sublessee will keep neat and clean and
-----   ---------------------
maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Sublessor is responsible under the terms of this Sublease, and reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; (b) If repairs are required to be made by Sublessee pursuant to the terms hereof, Sublessor may demand that Sublessee make the same forthwith, and if Sublessee refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Sublessor may (but shall not be required to do so) after 30 days prior written notice to Sublessee stating Sublessor's intentions to exercise self help remedies make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof) and shall not be responsible to Sublessee for any loss or damage that may accrue to Sublessee's stock or business by reason thereof. Notwithstanding the foregoing, Sublessor may elect to take action hereunder immediately without notice to Sublessee if Sublessor reasonably believes an emergency to exist, and Sublessor shall provide notice of its action to Sublessee as soon as practicable..

14.4.   Floor Load - Heavy Machinery. (a) Sublessee shall not place a load upon
-----   -----------------------------
any floor in the Premises exceeding 100 lbs per square foot. Sublessor reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Sublessee at Sublessee's expense in settings sufficient, in Sublessor's judgment, to absorb and prevent vibration, noise and annoyance. Sublessee shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Sublessor's prior consent, which consent may include a requirement to provide insurance, naming Sublessor as an insured, in such amounts as Sublessor may deem reasonable.

(b) If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Sublessee agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Sublessee, and Sublessee will exonerate, indemnity and save Sublessor harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

14.5 Building Services.   Sublessor shall furnish cleaning of exterior common
----------------------
areas, and cleaning of the premises in accordance with the provisions of Exhibit ____ and hot and cold water to the building management services and exterior grounds maintenance, and exterior repairs. The Sublessor shall install underground conduits for the Sublessee's telecommunication requirements.

14.6 Electricity. (a) Sublessor shall permit Sublessor's existing wires, pipes,
---- ------------
risers, conduits and other electrical equipment of Sublessor to be used for the purpose of providing electrical service to the Premises. All electrical service to the premises will be separately metered and paid directly by the Sublessee. Sublessor, at Sublessor's sole cost and expense, shall cause all electricity service to the Subleased Premises (other than electricity for HVAC) to be separately metered. Sublessee covenants and agrees that its electrical usage will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the design criteria of the existing Building electrical capacity. Sublessor shall not in any way be liable or responsible to Sublessee for any loss or damage or expense which Sublessee may sustain or incur if, during the Term of this Sublease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Sublessee's requirements due to a factor or cause beyond Sublessor's control. Sublessee shall purchase and install all lamps, tubes, bulbs, starters and ballasts in the Premises. Sublessee shall pay all charges for electricity, HVAC, gas and other utilities used or consumed in the Premises. After hours HVAC charges to Sublessee shall be at Sublessor's cost, without markup."After hours" shall mean periods other than 7:00 a.m. to 7:00 p.m. weekdays, and 8:00 a.m. to 1:00 p.m. Saturdays.

(b) In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electrical system, Sublessee shall not, without Sublessor's prior consent, connect any fixtures, appliances or equipment to the Building's electrical distribution system which operates on a voltage in excess of 120 volts nominal. If Sublessor shall consent to the connection of any such fixtures, appliances or equipment, all additional risers or other electrical facilities or equipment required therefor shall be provided by Sublessor and the cost thereof shall be paid by Sublessee upon Sublessor's demand as Additional Rent. From time to time during the Term of this Sublease, Sublessor shall have the right to have an electrical consultant selected by Sublessor make a survey of Sublessee's electric usage, the result of which shall be conclusive and binding upon Sublessor and Sublessee. In the event that such survey shows that Sublessee has exceeded the requirements set forth in paragraph
(a), in addition to any other rights Sublessor may have hereunder, Sublessee shall, upon demand, reimburse Sublessor for the costs of such survey.

14.7.  All work, repairs, alterations or modifications undertaken pursuant to
----
this Article 14 shall be subject to the provisions of Article 10 of this Sublease

                                   ARTICLE 15
                                   ----------
               -     INTENTIONALLY LEFT BLANK

ARTICLE 16
----------

DAMAGE OR DESTRUCTION
---------------------

16.1.  Sublessor's Right of Termination. If the Premises or the building are
---------------------------------------
substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course reasonably be expected to be repaired within 6 months from the time the repair work would commence), then either the Sublessor or the Sublessee may terminate this Lease by giving notice to the other. in which case this Sublease shall be deemed terminated 30 days thereafter as if such date were the date originally established as the expiration date hereof.

16.2.   Restoration. If this Sublease shall not be terminated pursuant to
----    ------------
Section 16.1, Sublessor shall thereafter use due diligence to restore the Premises (including all alterations, additions or improvements made pursuant to Article 2) to proper condition for Sublessee's use and occupation, provided that Sublessor's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 45 day period referred to in Section 16.1 (which six-month period may be extended for such periods of time as Sublessor is prevented from proceeding with or completing such restoration for any Force Majeure cause as defined under Article #2 but in no event for more than an additional 45 days), Sublessee shall have the right to terminate this Sublease by giving notice to Sublessor thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Sublease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Sublessor substantially completes such restoration. Such right of termination shall be Sublessee's sole and exclusive remedy at law or in equity for Sublessor's failure so to complete such restoration.

During the period of such restoration, if the Sublessee shall not have reasonable use and occupancy of the premises, the rent shall be equitably abated during that period or portion thereof.


ARTICLE 17

EMINENT DOMAIN
--------------

17.1.  If after the execution of the Sublease and prior to the expiration of the
-----
term of this Sublease, the whole of the Subleased Premises shall be taken under the power of eminent domain, then the term of this Sublease shall cease as of the time when Sublessor shall be divested of its title in the Subleased Premises, and all rent shall be apportioned and adjusted as of the time of termination.

17.2.  If only a part of the Subleased Premises shall be taken under the power
-----
of eminent domain, then if as a result thereof the Subleased Premises shall not be reasonably adequate for the operation of the business conducted in the Subleased Premises prior to the taking, Sublessor or Sublessee may, at its election, terminate the term of this Sublease by giving the other notice of the exercise of its election within thirty (30) days after it shall receive notice of such taking, and the termination shall be effective as of the time that Sublessee is dispossessed, and all rent shall be apportioned and adjusted as of the time of termination. If only a part of the Subleased Premises shall be taken under the power of eminent domain, and if the term of this Sublease shall not be terminated as aforesaid, then the term of this Sublease shall continue in full force and effect, and Sublessor shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the leased Premises so as to put the same into condition for use and occupancy by Sublessee, and a just proportion of all rent according to the nature and extent of the injury to the Subleased Premises shall be abated for the balance of the term of this Sublease. All awards attributable to the Sublessee's loss of leasehold improvements or trade fixtures or other awards directly related to the Sublessee's business shall be the property of the Sublessee.

17.3.  Sublessor reserves to itself, and Sublessee assigns to Sublessor, all
-----
rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. Sublessee agrees to execute such instruments of assignment as may be reasonably required by Sublessor in any proceeding for the recovery of damages that may be recovered in such proceeding. It is agreed and understood, however, the Sublessor does not reserve to itself, and Sublessee does not assign to Sublessor, any damages payable for movable trade fixtures installed by Sublessee or anybody claiming under Sublessee at its own cost and expense, or any awards attributable to the Sublessee's loss of leasehold improvements or trade fixtures or other awards directly related to the Sublessee's business which shall be the property of the Sublessee.

ARTICLE 18

DEFAULT
-------


18.1.  If Sublessee shall default in the payment of rent or other payments
-----
required of Sublessee, and if Sublessee shall fail to cure said default within seven (7) business days after receipt of written notice of said default from Sublessor; or if Sublessee shall default in the performance or observance of any other agreement or condition on its part to be performed or observed, and if Sublessee shall fail to cure said default within ninety (90) days or such longer period as shall be reasonably required so long as the Sublessee shall be diligently pursuing such cure after receipt of written notice of said default from Sublessor; or if any person shall levy upon, or take this leasehold interest or any part hereof, upon execution, attachment, or their process of law; or if Sublessee shall make an assignment of its property for the benefit of creditors; or if Sublessee shall file voluntary bankruptcy; or if any bankruptcy or insolvency proceedings shall be commenced by Sublessee or an involuntary bankruptcy shall be filed against the Sublessee which remains undischarged for a period of 60 days, or if a receiver, trustee, or assignee shall be appointed for the whole or any part of the Sublessee's property, then in any of said cases, Sublessor lawfully may upon seven days notice or if such notice shall adversely affect the rights of the Sublessor in any bankruptcy or receivership, then immediately, or at any time thereafter, and without further notice of demand, enter into and upon the Subleased Premises, or any part hereof in the name of the whole, and hold the Subleased Premises as if this Sublease had not been made, and expel Sublessee and those claiming under it, and remove its or their property without being taken or deemed to be guilty of any manner of trespass (or Sublessor may send written notice to Sublessee of the termination of this Sublease, and upon entry as aforesaid (or in the event that Sublessor shall sent to Sublessee notice of termination as above provided, on the fifth (5/th/) day next following the date of the sending of the notice), the term of this Sublease shall terminate. Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Sublessee being evicted or dispossessed for any cause, or in the event Sublessor terminates this Sublease as provided in this Article. The Sublessee shall be liable for a 5% interest default rate applicable to any amounts due under this Sublease, from the due date of such payment.

18.2.  In case of such termination, Sublessee shall be responsible and liable
-----
for all rents and payment obligations including those specified below due during the remaining terms of the Lease which shall be deemed accelerated into a single payment obligation. Upon Sublessor's demand for such payment, the Sublessee shall forward that payment not later than five (5) days after the demand. Upon receipt of that payment the Sublessor shall establish an account and deposit the amount paid into that account. In the event that the Sublessor shall be able to re-let the premises, the monthly rental and other payments made by the new

Sublessee shall be credited towards the rents and payment obligations that would have been due from the original Sublessee on a monthly pro-rata basis. At the end of the original Sublessee's term the Sublessor shall render an accounting of all rents and other obligation payments made by the new Sublessee against the account fund and the Sublessor shall render an accounting and make such adjustments with the original Sublessee as shall be appropriate.

     In addition to the rents and other obligations of the Sublessee under this Sublease, the Sublessee shall be liable for any expenses incurred by the Sublessor in connection with obtaining the premises, or with removing the property of the Sublessee, with putting the Subleased Premises into a condition similar to the condition at the commencement of the Sublease, reasonable wear and tear excepted, and with any reletting, including without limitation any reasonable attorneys fees and brokers fees.


ARTICLE 19

SUBORDINATION TO MORTGAGES
--------------------------


     Provided that Sublessor delivers a commercially reasonable Non-Disturbance Agreement, Sublessee agrees that upon the request of Sublessor it will subordinate this Sublease and the lien hereof to the lien of any present or future mortgage or mortgages upon the Subleased Premises, any property of which the Subleased Premises are a part, or upon any ground lease of such property or upon any part thereof, irrespective of the time of execution or time of recording of any sub mortgage or mortgages. Sublessee agrees that it will, upon the request of Sublessor, execute, acknowledge and deliver any and all instruments deemed by Sublessor necessary or desirable to give effect or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. At the request of the holder of any mortgage upon the Subleased Premises or any property of which the Subleased Premises is a part may subordinate the lien of such mortgage to this Sublease, thereby making this Sublease superior to such mortgage, by recording in the Rockingham County Registry of Deeds, a Notice of Subordination or other document of like effect, executed unilaterally by such mortgage. Whether the lien of any mortgage are a part shall be superior or subordinate to this Sublease and the lien hereof, Sublessee agrees that , if requested by Sublessor or the holder of such mortgage, it will attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage.

ARTICLE 20

CERTIFICATE
-----------


     Within ten (10) business days after written request therefor by Sublessor, Sublessee agrees to deliver to Sublessor or to any mortgagee a certificate stating (if such be the case) that Sublessee has entered into occupancy of the Subleased Premises in accordance with the provisions of this Sublease, that this Sublease is in full force and effect (if such be the case), that Sublessor has performed the construction required of Sublessor, and any other information reasonably requested. Sublessor agrees to provide Sublessee with any similar certificate upon request by the Sublessee, including a statement that no default exists under the Primary Sublease, and that the Primary Sublease is in full force and effect.

ARTICLE 21

ASSIGNMENT, SUBLEASES, MORTGAGE, RIGHT OF FIRST OFFER
------------------------------------------------------


21.1.  Assignment.  Sublessee shall not assign this Sublease without the written
-----  -----------
consent of the Sublessor, provided however, that Sublessee may, without Sublessor's or the PDA's prior written consent, but upon notice to Sublessor, sublet all or any portion of the Premises or assign Sublessee's interest in this lease to: (i) to a subsidiary, affiliate, patent or other entity to Sublessee which controls, is controlled by, or is under common control with Sublessee; or
(ii) to a purchaser of 80% of Sublessee's stock or assets or (iii) in connection with the merger, consolidation or reorganization of Sublessee, provided that with respect to (ii) and (iii) above such consent shall be given if the Sublessor shall be provided with financial information adequate to establish that the Sublessee or such other entity as shall result from any of the events under ii and iii above, shall have a net worth following the transaction at least equal to the Sublessee as existed immediately prior to the transaction.

21.2.  Subleases.  Except as provided in 21.1 above, Sublessee shall not
-----
enter into any sublease of the Subleased Premises without Sublessor's prior written approval. Any request for Sublessor's approval shall be made at least 21 days prior to the commencement of such tenancy, and shall provide reasonably detailed information concerning the identity and financial condition of the proposed sublessee and the terms and conditions of the proposed sublease. Sublessor shall not unreasonably withhold its consent to such sublease if (1) the use of the Subleased Premises is a permitted use under this lease; (2) the sublease is consistent with the terms and conditions of this Sublease; (3) Sublessee remains primarily liable to Sublessor to pay rent and perform all other obligations to be performed by Sublessee under this Sublease.

     If Sublessor shall fail to respond to the Sublessee's request within 15 days after receipt of the request, such request shall be deemed approved.

     In the event that the rent for the Subleases Premises shall exceed the per square foot rent charged to the Sublessee under this lease, Sublessee shall remit 50% of the excess to Sublessor upon receipt by Sublessee. In calculating any excess rent payable by Sublessee to Sublessor pursuant to this provision, Sublessee shall first be entitled to deduct all out of pocket direct expenses incurred by the sublessee, including but not limited to brokerage and legal fees, tenant allowances and tenant improvements. Excepting leases to affiliates and subsidiaries, in no event shall the rent charged by the Sublessee be less than the 75% of the Market Rent as defined in this Sublease.

     Sublessee shall not employ a broker to market the Subleased Premises or any portion thereof other than Sublessor's agent The Kane Company, Inc. (or its successor). This provision shall not apply in the event that 85% of the ownership interest in the Sublessor shall change, in which event the Sublessor shall so notify the Sublessee. The foregoing shall not be construed to prevent Sublessee from procuring subtenants by itself or through non-broker representatives. Sublessor shall cause The Kane Company, Inc. to use its best efforts to market the Subleased Premises if called upon under this subparagraph.

21.3 Restrictions on Sublessor's Leasing Activity.
     --------------------------------------------

     (a) Sublessor agrees that it will not execute any lease, sublease or other agreement for occupancy of all or any portion of the premises demised under the Primary Sublease (the "Primary Premises") prior to January 15, 2001 without the prior written consent of Sublessee, which consent may be withheld in Sublessee's sole and absolute discretion.

     (b) Sublessor and Sublessee agree that Sublessee shall have the option and right to sublease additional portions of the Building by providing one or more written notices to Sublessor designating the portion of the Building which Sublessee desires to sublease (the "Expansion Space"), provided however that any such notices shall be given prior to January 15, 2001 ("Option Notices"). In the event that Sublessee timely delivers an Option Notice, Sublessor and Sublessee shall promptly execute an amendment to this Sublease with the terms and conditions described in paragraph (d) below.

     (c) During the period from January 15, 2001 through January 15, 2003 (the "First Offer Period"), Sublessor shall not lease, sublease or otherwise permit occupancy of all or any portion of the Primary Premises except in accordance with this paragraph (c). If, during the First Offer Period, Sublessor desires to sublease all or any portion of the Primary Premises, Sublessor shall first offer to sublease such portion to Sublessee by giving Sublessee written notice identifying the space which Sublessor desires to sublease (the "Offer Space"). Sublessee shall then have the right, within fifteen (15) days after receiving Sublessor's notice, to exercise its right to sublease such space by providing written notice to

Sublessor. If Sublessee so exercises said right, then Sublessor and Sublessee shall promptly execute an amendment to this Sublease with the terms and conditions described in paragraph (d) below. If Sublessee does not timely exercise said right, then Sublessor shall be free for a period of one hundred eighty (180) days thereafter to sublease the Offer Space to a third party or parties on such terms as Sublessor deems appropriate. In the event Sublessor has not executed a sublease with a third party within such one hundred eighty (180) day period, Sublessee's right of first offer described in this paragraph (c) shall again apply to the Offer Space.

     (d) In the event Sublessee shall exercise its option rights under paragraph
(b) or paragraph (c) above:

         (1) The per square foot rental rate shall be the same per square foot charge paid by the Sublessee under Article 4.1 of this Sublease plus any other additional charges payable by the Sublessee under this Lease.

         (2) The Sublessor shall provide the Sublessee an allowance of $27.00 per square foot for Leasehold Improvement Work.

         (3) Other terms and conditions of the amendment to the Sublease shall be as negotiated between the parties provided however that the following shall apply.

         (I) Sublessor shall promptly prepare plans and specifications for the work necessary to build out the interior of the Expansion Space or the Offer Space, as the case may be (the "Expansion Improvement Work"), which plans shall be subject to Sublessee's approval, not to be unreasonably withheld.

         (II) After the plans and specifications for the Expansion Improvement Work have been approved by Sublessee, Sublessor shall prepare a list of all permits, approvals, consents and licenses (collectively, the "Expansion Approvals") required for construction of the Expansion Improvement Work, and shall represent and warrant that the list of Expansion Approvals is complete and accurate. Thereafter, Sublessor and Sublessee shall promptly and in good faith agree upon a schedule for the construction of the Expansion Improvement Work (the "Expansion Schedule"), which schedule shall be substantially in the form of
Exhibit 8 , provided however that a reasonable allowance shall be made for (i) any delay between the date of this Sublease and the date Sublessee approves the plans and specifications for the Expansion Improvement Work and (ii) any difference in scope or nature between the Leasehold Improvement Work and the Expansion Improvement Work.

         (III) The provisions of Sections 2.3 through 2.7 shall apply to the construction of the Expansion Improvement Work, provided that (A) all references in such sections to the "Work" "Base Building Work" or "Leasehold Improvement Work" shall be deemed to refer to the "Expansion Improvement

Work"; and (B) all references in such sections to the "Term Commencement Date" shall be deemed to refer to the "Expansion Date" (as hereafter defined).

          (IV) Effective as of the date ("The Expansion Date") which is the later of the Term Commencement Date or the date on which the Expansion Improvement Work is Substantially Complete, the Premises shall be amended to include the Expansion Space or the Offer Space, as the case may be, and the Base Rent and Sublessee's Proportionate Share shall be amended proportionately.

     (e) From and after January 15, 2003 through the remainder of the Term of this Sublease (as the same may be extended) (the "Second Option Period"), Tenant shall have a continuing right of first offer as follows:

     (f)  Right of First Offer.  Sublessee shall have a continuing right of
          --------------------
first offer to lease all space in the building, (the "Offer Space"), on the following terms and conditions:

          (1). Prior to offering the Offer Space for lease to third parties, Sublessor shall first advise Sublessee in writing (the "Offer Notice") of the terms and conditions upon which Sublessors prepared to lease the Offer Space (the "Offered Terms").

          (2). Sublessee shall accept or reject the offer made in the Offer Notice within thirty (30) days after the date of delivery of the Offer Notice (Sublessee's failure to accept such offer in writing within such thirty (30) day period shall be deemed an election to reject such offer).

          (3). In the event Sublessee timely accepts the offer set forth in the Offer Notice, Sublessor and Sublessee shall within fifteen (15) days after the date of acceptance enter into an amendment to this Lease incorporating the Offer Space into the Premises on the Offered Terms.

          (4). In the event Sublessee rejects or is deemed to have rejected the offer set forth in the Offer Notice, Sublessor shall be free for a period of 90 days after the date of rejection or deemed rejections (the "Marketing Period") to lease the Offer space to a third party or parties on terms not materially more favorable to such party or parties than the Offered Terms (with respect to rental rate, "materially" as used herein shall mean a rental rate that is more than five percent (5%) lower than the rental rate set forth in the Offer Notice).

     In the event Sublessor has not by expiration of the Marketing Period executed a lease with a third party complying with the provisions of clause (e) above, then Sublessee's right of first offer shall again apply to the Offer Space. In the event Sublessor executes such a Lease prior to the expiration of the Marketing Period, Sublessee's right of offer shall not apply to the applicable Offer Space, until the expiration or earlier termination of such Lease.

21.4   Continuing Liability of Sublessee.  No subletting, assignment or
----   ---------------------------------
transfer, whether Sublessor's consent is required or otherwise given hereunder, shall release Sublessee's obligations or alter the primary liability of Sublessee to pay the rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Sublessee or any successor of Sublessee defaults in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee or successor. If Sublessee assigns this Sublease, or sublets all or a portion of the Subleased Premises, or requests the consent of Sublessor to any assignment or subletting, or if Sublessee requests the consent of Sublessor for any act that Sublessee proposes to do, then Sublessee shall pay Sublessor's reasonable processing fee and reimburse Sublessor for all reasonable attorneys' fees incurred in connection therewith. Any assignment or subletting of the Subleased Premises that is not in compliance with the provisions of this Article XXI shall be void.

21.5   Notwithstanding any other provision of this Sublease, any assignment or
----
sublease shall comply with the provision of Article XXII including the notice requirements of Condition 10.8 of the FFA (as that term is defined in Section 22.8) and the terms and conditions of the Primary Sublease.

21.6.  Mortgages.  Except as otherwise expressly agreed to by PDA in writing,
----   ----------
Sublessee shall not have the right to engage in any financing or other transaction creating any mortgage upon the Subleased Premises. Any approval of PDA shall be expressly subject to Condition 21 of the Master Lease and the provisions of the Primary Sublease. Sublessee further agrees that in the event of any authorized sublease or assignment of the Subleased Premises, it shall provide to the Air Force, EPA and NHDES by certified mail a copy of the agreement of sublease or assignment of the Subleased Premises within fourteen
(14) days after the effective date of such transaction. Sublessee may delete the financial terms and any other proprietary information from any sublease or assignment submitted to the above mentioned entities.


ARTICLE 22

ENVIRONMENTAL PROTECTION
------------------------

22.1.  Sublessee and any sublessee or assignee of Sublessee shall use the
-----
Premises so as to comply with all federal, state, and local laws, regulations, and standards that are or may become applicable to Sublessee's or Sublessee's or assignee's activities at the Subleased Premises, including but not limited to, the applicable environmental laws and regulations identified in Exhibit 5, as
                                                                ---------
amended from time to time, but Sublessee shall have no responsibility for contamination not caused by Sublessee or its agents.

22.2.     Sublessee and any  assignee of Sublessee shall be solely responsible
-----
for obtaining at their cost and expense any environmental permits required for their operations under this Sublease or any sublease or assignment, independent of any existing Airport permits except that Sublessor shall be solely responsible for obtaining the Certificate of Occupancy and all other Approvals.

22.3.     Sublessee shall indemnify, defend and hold harmless Sublessor, PDA and
-----
the Air Force against and from all claims, judgments, damages, penalties, fines, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees), resulting or arising from discharges, emissions, spills, releases, storage, or disposal of any Hazardous Substances, or any other action by the Sublessee, or any Sublessee or assignee of the sublessee, giving rise to Sublessor or PDA or Air Force liability, civil or criminal, or responsibility under federal, state or local environmental laws.

          This indemnification of Sublessor and PDA and Air Force by Sublessee includes, without limitation, any and all claims, judgment, damages, penalties, fines, costs and expenses, liabilities and losses incurred by Sublessor or PDA or Air Force in connection with any investigation of site conditions, or any remedial or removal action or other site restoration work required by any federal, state or local governmental unit or other person for or pertaining to any discharges, emissions, spills, releases, storage or disposal of Hazardous Substances arising or resulting from any act or omission of the Sublessee or any sublessee or assignee of the Sublessee at the Subleased Premises after the Occupancy Date. "Occupancy Date" as used herein shall mean the earlier of the first day of Sublessee's occupancy or use of the Subleased Premises or the date of execution of this Sublease. "Occupancy" or "Use" shall mean any activity or presence including preparation and construction in or upon the Subleased Premises.

          The provisions of this Section shall survive the expiration or termination of the Sublease, and the Sublessee's obligations hereunder shall apply whenever the Sublessor or the Air Force incurs costs or liabilities for the Sublessee's actions of the types described in this Article.

22.4.     Notwithstanding any other provision of this Sublease, Sublessee and
-----
its sublessees and assignees do not assume any liability or responsibility for environmental impacts and damage caused by the use by the Air Force or any other party of Hazardous Substances on any portion of the Airport, including the Subleased Premises. The Sublessee and its sublessees and assignees have no obligation to undertake the defense, remediation and cleanup, including the liability and responsibility for the costs of damages, penalties, legal and investigative services solely arising out of any claim or action in existence now, or which may be brought in the future by any person, including governmental units against the Air Force, because of any use of, or release from, any portion of the Airport (including the Subleased Premises) of any Hazardous Substances prior to the Occupancy Date, Sublessee's liability being limited to matters relating to its own activities.

22.5.     As used in this Sublease, the term "Hazardous Substances" means any
-----
hazardous or toxic substance, material or waste, oil or petroleum product, which is or becomes regulated by any local governmental authority, the State of New Hampshire or the United States Government. The term "Hazardous Substances" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," under New Hampshire RSA ch.147-A, (ii) defined as a "hazardous substance" under New Hampshire RSA ch.147-B, (iii) oil, gasoline or other petroleum product, (iv) asbestos, (v) listed under or defined as hazardous substance pursuant to Part Hc. P 1905 ("Hazardous Waste Rules") of the New Hampshire Code of Administrative Rules, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S)1317, (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq. (42 U.S.C. (S)6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq. (42 U.S.C. (S)9601) and (ix) so defined in the regulations adopted and publications promulgated pursuant to any of such laws, or as such laws or regulations may be further amended, modified or supplemented (collectively "Hazardous Substance Laws").

          As used in this Sublease, the terms "release" and "storage" shall have the meanings provided in RSA 147-B:2, as amended, and the term "disposal" shall have the meaning provided in RSA 147-A:2.

22.6.     Sublessor's rights under this Sublease and PDA's rights under the
-----
Primary Sublease specifically include the right for Sublessor and PDA to inspect the Subleased Premises and any buildings or other facilities thereon for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Sublessor or PDA is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections. In exercising such rights, Sublessor shall use diligent efforts to prevent or minimize and to use reasonable efforts to cause PDA to prevent or minimize interference with Sublessee's use and enjoyment of the Premises.

22.7.     Notwithstanding any other provision of this Sublease and pursuant to
-----
the Primary Lease, PDA is not responsible for any removal or containment of asbestos. If Sublessee and any Sublessee or assignee intend to make any improvements or repairs that require the removal of asbestos, an appropriate asbestos disposal plan must be incorporated in the plans and specifications.
The asbestos disposal plan shall identify the proposed disposal site for the asbestos. In addition, non-friable asbestos which becomes friable through or as a consequence of the activities of Sublessee will be abated by Sublessee at its sole cost and expense. The Sublessor hereby certifies that the leased premises and the building containing the leased premises are free of any asbestos materials.

22.8.     Sublessor and Sublessee acknowledge that the Airport has been
-----
identified as a National Priority List (NPL) Site under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) of 1980, as amended. Sublessee acknowledges that Sublessor has provided it with a copy of the Pease Federal Facility Agreement ("FFA") entered into by EPA, and the Air Force on April 24, 1991, and Modification No. 1 thereto, effective March 18, 1993, agrees that it will comply with the terms of the FFA to the extent the same may be applicable to the Subleased Premises and that should any conflict arise between the terms of the FFA and the provisions of this Sublease, the terms of the FFA will take precedence. The Sublessee further agrees that the Sublessor and PDA assume no liability to the Sublessee or any Sublessee or assignee of Sublessee should implementation of the FFA interfere with their use of the Subleased Premises. The Sublessee and its Sublessee(s) and assignee(s) shall have no claim on account of any such interference against the Sublessor, or PDA or any officer, agent, employee or contractor thereof, other than a claim to Sublessor for abatement of rent.

22.9.     The Air Force, EPA, and NHDES and their officers, agents, employees,
-----
contractors, and subcontractors have the right, upon reasonable notice to the Sublessee and any Sublessee or assignee, to enter upon the Subleased Premises for the purposes enumerated in this subparagraph and for such other purposes consistent with the FFA:

               (1) to conduct investigations and surveys, including, where necessary, drilling, testpitting, borings and other activities related to the Pease Installation Restoration Program ("IRP") or the FFA;

               (2) to inspect field activities of the Air Force and its contractors and subcontractors in implementing the IRP or the FFA;

               (3) to conduct any test or survey required by the EPA or NHDES relating to the implementation of the FFA or environmental conditions at the Subleased Premises or to verify any data submitted to the EPA or NHDES by the Air Force relating to such conditions;

               (4) to construct, operate, maintain or undertake any other response or remedial action as required or necessary under the IRP or the FFA, including, but not limited to monitoring wells, pumping wells and treatment facilities.

22.10.    Sublessee and its sublessees and assignees agree at no cost to them to
------
comply with the provisions of any health or safety plan in effect under the IRP or the FFA during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the Sublessee and any sublessee or assignee. Sublessee and any sublessee or assignee shall have no claim on account of such entries against the State as defined in FFA or any officer, agent, employee, contractor, or subcontractor thereof.


22.11.    The Airport air emissions offsets and Air Force accumulation points
------
for hazardous and other wastes will not be made available to Sublessee. Sublessee shall be responsible for obtaining from some other source(s) any air pollution credits that may be required to offset emissions resulting from its activities under the Sublease.

22.12.    Any permit required under Hazardous Substance Laws for the management
------
of Hazardous Substances stored or generated by Sublessee or any sublessee or assignee of Sublessee shall be obtained by Sublessee or its sublessees or assignee and shall be limited to generation and transportation. Any violation of this requirement shall be deemed a material breach of this Sublease. Sublessee shall provide at its own expense such hazardous waste storage facilities, complying with all laws and regulations, as it needs for management of its hazardous waste.

22.13.    Sublessee, and any Sublessee or assignee of Sublessee whose operations
------
utilize Hazardous Substances, shall have a completed and approved plan for responding to Hazardous Substances spills prior to commencement of operations on the Subleased Premises. Such plan shall be independent of, but not inconsistent with, any plan or other standard of PDA applicable to the Airport and except for initial fire response and/or spill containment, shall not rely on use of the Airport or Sublessor personnel or equipment. Except as permitted in the Primary Sublease, Sublessor agrees that no such plan will be required as long as the Subleased Premises are used for office and ancillary purposes not utilizing Hazardous Substances, except in the amounts, and in the manner customarily used for office and ancillary purposes, Should the Sublessor provide any personnel or equipment, whether for initial fire response and/or spill containment or otherwise, on request of the Sublessee, or because the Sublessee was not, in the reasonable opinion of Sublessor, conducting timely cleanup actions, the Sublessee agrees to reimburse the Sublessor for its costs.

22.14.    Sublessee, and any Sublessee or assignee of Sublessee, must maintain
------
and make available to PDA, the Air Force, EPA and NHDES all records, inspections logs, and manifests that tract the generation, handling, storage, treatment and disposal of Hazardous Waste, as well as all other records required by applicable laws and requirements. PDA and the Air Force reserve the right to inspect the Subleased Premises and Sublessee's, its sublessee's or assignee's records for compliance with Federal, State, local laws, regulations, and other requirements relating to the generation, handling, storage, treatment and disposal of hazardous waste, as well as the discharge or release of hazardous substances. Violations may be reported by PDA and the Air Force to appropriate regulatory agencies, as required by applicable law. The Sublessee, its Sublessees or assignees shall be liable for the payment of any fines and penalties or costs which may accrue to the United States of America or PDA as a result of the actions of Sublessee, its Sublessees or assignees, respectively.

22.15 Sublessor hereby represents and warrants to Sublessee that to the best of its knowledge and belief the property is free from contamination by Hazardous Materials or Hazardous Substances and complies with all environmental laws. Sublessor represents and warrants to Sublessee that Sublessor has delivered to Sublessee all environmental site assessments and similar reports known to Sublessor affecting the Property. Sublessor agrees to indemnify, defend and hold Sublessee harmless from all loss, cost, damage, claims or expenses incurred by Sublessor as result of the inaccuracy of the above representations.

22.16 Notwithstanding any provisions of this Sublease to the contrary, Sublessor shall be solely responsible for maintaining and operating the emergency generator to be installed as part of the Base Building Work (the costs of such maintenance and operation to be reimbursed by Sublessee) and, accordingly, all risk and responsibility for handling, storing and disposing of fuel for the generator, and all other environmental risks associated with the generator, shall be borne by the Sublessor.

ARTICLE 23

HOLDING OVER
------------


     Holding Over. Any holding over by Sublessee after the expiration of the
     -------------
Term of this Sublease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Subleased Premises but in no event less than 150% the sum of (i) Base Rent and (ii) Operating Expenses and real estate taxes in effect on the expiration date provided that during the first 6 months of such holdover the rate shall be at 120% of the then Base Rent and Operating Expenses and taxes. Otherwise, such holding over shall be on the terms and conditions set forth in this Sublease as far as applicable. The Sublessor may, but shall not be required to, and only on written notice to Sublessee after the expiration of the Term hereof, elect to treat such holding over as an extension of the Term of this Sublease for a period of up to the first 6 months, at 120% of the then current rent rate, such extension to be on the terms and conditions set forth in this Section.

ARTICLE 24

WAIVERS
-------


     Failure of Sublessor to complain of any act or omission on the part of Sublessee, no matter how long the same may continue, shall not be deemed to be a waiver by Sublessor of any of its rights hereunder. No waiver by Sublessor at any time, express or implied, or any breach of any provision of this Sublease shall be deemed a waiver of a breach of any other provision of this Sublease or a consent of any subsequent breach of the same or any other provision. If any action by Sublessee shall require Sublessor's consent or approval, Sublessor's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Sublessee or acceptance by Sublessor of a lesser amount than shall be due from Sublessee to Sublessor shall be deemed to be anything but payment on account, and the acceptance by Sublessor of a check for a lesser amount with an endorsement or statement thereon, or upon letter accompanying said check that said lesser amount is payment in full, shall not be deemed an accord and satisfaction, and Sublessor may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which Sublessor may have under this Sublease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative, and shall not be deemed inconsistent with each other; and no one of them, whether exercised by Sublessor or not, shall be deemed to be in exclusion of any other; and any two or more of all such rights and remedies may be exercised at the same time.

ARTICLE 25

QUIET ENJOYMENT
---------------


          Sublessor agrees that upon Sublessee's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Sublessee shall and may peaceably and quietly have, hold, and enjoy the Subleased Premises during the term of this Sublease without any manner of hindrance or molestation from Sublessor or anyone claiming under Sublessor, subject, however, to the terms of this Sublease and any instruments having a prior lien.

                                  ARTICLE 26 -
INTENTIONALLY LEFT BLANK


ARTICLE 27

INTERPRETATIONS
---------------


27.1.     This instrument contains the entire and only agreement between the
-----
parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Sublease shall not be modified in any way except by a writing subscribed by both parties.


27.2. In the event of a breach of this Sublease by either party, the prevailing party shall be entitled to reasonable attorneys fees and costs.

          This Sublease shall be governed by the laws of the State of New Hampshire.

27.3      Reasonableness.  Regardless of any reference to the words "sole" or
          --------------
"absolute" (but except for matters which will have an adverse effect on the (a) structural integrity of the Building (b) the Building's plumbing, heating, life safety, ventilating, air conditioning, mechanical or electrical systems, or (c) the exterior appearance of the Building, whereupon in each such case Sublessor's duty is to act in good faith and in compliance with the Sublease), any time the consent of Sublessor or Sublessee is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever the Sublease grants Sublessor or Sublessee the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Sublessor and Sublessee shall act reasonably and in good faith.

ARTICLE 28

NOTICES
-------


          All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same certified or registered mail, return receipt requested, postage prepaid, or first class mail, postage prepaid or by mailing the same by Express Mail or by having the same delivered by a commercial delivery service to the following address:

          If to Sublessor:    325 Corporate Drive II, LLC
                              170 Commerce Way, Suite 202
                              Portsmouth, NH  03801
                              with copy to:
                              John J. Ryan, Esq.
                              Casassa and Ryan
                              459 Lafayette Road
                              Hampton, NH  03842

          If to Sublessee:    Prior to Term Commencement Date
                              Bottomline Technologies, Inc.
                              Fleet Street
                              Portsmouth, NH  03801
                              with copy to:

                              Paul Jakubowski, Esq.
                              Hale and Dorr
                              60 State Street
                              Boston, MA  02109

                              After Term Commencement Date
                              Bottomline Technologies, Inc.
                              325 Corporate Drive
                              Portsmouth, NH  03801
ARTICLE 29

DISPUTES AND LITIGATION
-----------------------


29.1.     Except as provided below: In the event of a dispute between the
-----
parties, it shall be a condition precedent to the initiation of any formal litigation in a court of competent jurisdiction that the parties shall have met face to face in a good faith effort to resolve the dispute directly between them. In the event that they are unsuccessful, each party agrees to submit the dispute to alternative dispute resolution, initially by mediation, and the parties shall equally share the expense of such mediation.

          In the event that mediation is unsuccessful, the parties shall then submit the dispute to arbitration (binding if the parties agree) in accordance with the Rules of the American Arbitration Association. In the event that arbitration fails, and provided that the parties have participated in the alternative dispute resolution, provisions hereof in good faith, the aggrieved party may then commence litigation.

29.2.     The foregoing alternative dispute resolution provisions shall not
-----
apply in the event that either party reasonably requires immediate ex parte and/or injunctive relief from a Court of competent jurisdiction.

ARTICLE 30

MISCELLANEOUS
--------------


30.1.     Any actions or proceedings with respect to any matters arising under
-----
or growing out of this Sublease shall be instituted and prosecuted only in the courts located in the State of New Hampshire. Nothing contained in this Article or any other provision of this Sublease shall be deemed to constitute a waiver of the sovereign immunity of the State of New Hampshire, which immunity is hereby reserved to PDA and to the State of New Hampshire.

30.2.     Sublessee shall faithfully observe and comply with such rules and
-----
regulations as the PDA may adopt for the operation of the Airport and such rules and regulations as Sublessor may adopt for the operation of the building and lot of which the Subleased Premises are a part, which rules and regulations are reasonable and nondiscriminatory as well as all modifications thereof and additions thereto. PDA shall not be responsible to Sublessee for the violation or nonperformance by any other Sublessee of the PDA of such airport rules and regulations, and Sublessor shall not be responsible to Sublessee for the violation or nonperformance by any other Sublessee of Sublessor of any of such rules and regulations pertaining to the building and the lot of which the Subleased Premises are a part.

30.3.     Sublessee agrees to conform to such additional provisions required of
-----
tenants of office buildings at Pease as, from time to time, by the FAA ("FAA Requirements") or its successor with respect to the operation of the Airport, or a portion thereof. The current FAA Requirements are attached hereto as Exhibit
                                                                        -------
6 and incorporated herein by reference.
---

30.4.     This Sublease is subject and subordinate to any agreements heretofore
-----
or hereafter made between PDA and the United States or the Air Force, the execution of which is required to enable or permit transfer of rights or property to PDA for airport purposes or expenditure of federal grant funds for airport improvement, maintenance or development, including, without limitation, the Application and Acceptance, Master Lease and FFA. Sublessee shall abide by requirements of any agreement between PDA and the United States or the Air Force applicable to the Subleased Premises or Sublessee's activities at the Airport and shall consent to amendments and modifications of this Sublease if required by such agreements or as a condition of Sublessor's entry into such agreements.

          This Sublease is further subject and subordinate to the Primary Sublease between PDA and Sublessor, and Sublessee shall abide by the provisions of the Primary Sublease applicable to the Subleased Premises or Sublessee's activities at the Airport and shall consent to amendments and modifications of this Sublease if required by the Primary Sublease.

30.5.     Sublessee acknowledges that PDA, in its sole discretion, shall
-----
determine and may from time to time change the routes of surface ingress and egress connecting the Subleased Premises. PDA also reserves the right to further develop the Airport, or such portion of the Airport as is owned or controlled by PDA, as it sees fit, regardless of the desires or views of Sublessee and without interference or hindrance. Sublessor has delivered to Sublessee a copy of the Primary Sublease, which Sublessor represents to be complete and in effect. Sublessor agrees that it will not enter into any amendment of the Primary Sublease which would adversely affect the rights of the Sublessee hereunder nor shall Sublessor agree to or permit termination of the Primary Sublease.

30.6.     The Sublessee herein covenants by and for itself, its heirs,
-----
executors, administrators, and assigns, and all persons claiming under or through it, that this Sublease is made and accepted upon and subject to the following conditions:

          That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Sublessee, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, Sublessees, subtenants, or vendees in the Subleased Premises herein leased.

30.7.     All obligations of Sublessee to indemnify, defend and hold harmless
-----
Sublessor, PDA and the Air Force and to make any monetary payment to Sublessor, PDA and the Air Force shall survive the termination or expiration of this Sublease.

30.8.     Sublessor's Liability.  (a)  With respect to any services or utilities
-----     ----------------------
to be furnished by Sublessor to Sublessee, Sublessor shall in no event be liable for failure to furnish the same when prevented from doing so by force, major strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Sublessor's reasonable control, or for any cause due to any act or neglect of Sublessee or Sublessee's servants, agents, employees, licensees or any person claiming by, through or under Sublessee; nor shall any such failure give rise to any claim in Sublessee's favor that Sublessee has been evicted, either constructively or actually, partially or wholly.

(b) In no event shall Sublessor ever be liable to Sublessee for any loss of business or any other indirect or consequential damages suffered by Sublessee from whatever cause.

(c) With respect to any repairs or restoration which are required or permitted to be made by Sublessor, the same may be made during normal business hours and Sublessor shall have no liability for damages to Sublessee for inconvenience, annoyance or interruption of business arising therefrom.

(d) An "Abatement Event" shall be defined as an event or circumstance (other than those addressed in Articles 16 and 17 or by reason of some other event or circumstance beyond the control of the Sublessor, that prevents Sublessee from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises. Sublessee shall give Sublessor notice ("Abatement Notice") of any such Abatement Event, and if such Abatement Event continues beyond the "eligibility Period" as that term is defined below), then the Base Rent and Sublessee's other monetary obligations to Sublessor shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Sublessee continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Sublessee is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Sublessee is prevented from using, and does not use, a portion of the premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is no sufficient to allow Sublessee to effectively conduct its business therein, and if Sublessee does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Sublessee is so prevented from effectively conducting its business therein, Base Rent and Sublessee's other monetary obligations to Sublessor shall be abated entirely for such time as Sublessee continues to be so prevented from using, and does not use, the Premises. The term "Eligibility period" shall mean a period of three
(3) consecutive days after Sublessor's receipt of any Abatement Notice(s). In addition, if an Abatement Event continues for thirty (30) consecutive days after any Abatement Notice, Sublessee may terminate this sublease by written notice to Sublessor at any time prior to the date such Abatement Event is cured by Sublessor.


30.9.     Additional Charges. If Sublessee shall fail to pay when due any sums
-----     -------------------
under this Sublease designated or payable as an additional charge, Sublessor shall have the same rights and remedies as Sublessor has hereunder for failure to pay Base Rent.

30.10.    Brokerage. The parties agree that the Kane Company and CRF Partners,
------    ----------
Inc. have acted as brokers in this lease transaction. The Sublessor shall be responsible for all brokerage fees.

30.11.    Management.  The Sublessor shall assess commercially reasonable
------    -----------
management fees which are estimated at $.40 per square foot for the first year of the Lease. Such fees shall be payable monthly.


30.12     Primary Sublease, Master Lease, Application, Acceptance and FFA.
          -----------------------------------------------------------------

Sublessor shall perform the Base Building Work and Leasehold Improvement Work in accordance with all provisions of the Primary Sublease, Master Lease, Application, Acceptance and FFA (collectively, the "Documents") and all other applicable laws, and requirements, and shall during the Term operate the premises leased under the Primary Sublease in accordance with the Documents and all other applicable laws, codes and requirements. Sublessor shall deliver to Sublessee copies of all correspondence sent or received by Sublessor to or from any party to any of the Documents alleging a default by any party thereto or otherwise setting forth matters which might reasonably be expected to have an adverse impact on the leasehold interest created by this Sublease or on Sublessee's use and enjoyment of the Subleased Premises.

30.13     Notice of Lease.  The parties shall executed and record a Notice of
-----                       -------------------------------------------------
Lease in the form required under New Hampshire law.
---------------------------------------------------

39.14     Sublessor Default and Sublessee Self-Help.   Sublessor shall be deemed
-----     --------------------------------------------
to be in default of this Lease if Sublessor fails to make any payments to Sublessee required under this Sublease and such failure continues for ten (10) days after written notice from Sublessee to Sublessor, or if Sublessor shall be in default in the prompt and full performance of any other of its promises, covenants, or agreements contained in this Sublease and such default in performance continues for more than thirty (30) days after written notice thereof from Sublessee to Sublessor specifying the particulars of such default or breach of performance; provided, however, that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within such thirty (30) day period, then such default shall be deemed to be rectified or cured if Sublessor, within such thirty (30) day period, shall have commenced such cure and shall continue thereafter with due diligence to cause such cure to be completed. Upon any default of this Sublease by Sublessor, Sublessee shall be entitled to pursue any and all remedies available to Sublessee at law or in equity, including, without limitation, the right of self-help, to be exercised as follows: following the occurrence of a Sublessor default not cured within the cure period provided above, Sublessee may notify Sublessor in writing of sublessee's intent to exercise its self-help remedy set forth in this Section 30.14; in the event Sublessor fails to cure the default within ten (10) days after delivery of such notice, Subtenant shall have the right, but not the obligation, to cure such default itself, and the costs incurred by Sublessee in curing such default shall be offset against the Base Rent next coming due until satisfied in full.


                                   EXECUTION
                                   ---------
     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease effective as of the ______ day of _______________________, 2000.

                              325 CORPORATE DRIVE, LLC

                              By:___________________________
                              Its:__________________________
                                         "Sublessor"

                              BOTTOMLINE TECHNOLOGIES, INC.

                              By:___________________________
                              Name: Daniel M. McGurl
                              ----------------------
Its:President & Chief Executive Officer ________
     "Sublessee" STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

On this _____ day of _________________, 2000, personally appeared ________________________________, known to me (or proved to me on the basis of satisfactory evidence) to be the ____________________ of 325 CORPORATE DRIVE, LLC, and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein.

     Before me,
                              ________________________________
                              Notary Public/Justice of the Peace
                              Name:
                              My Commission Expires:

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

On this ____ day of _____, 2000, personally appeared _________________________, known to me (or proved to me on the basis of satisfactory evidence) to be the_____________________________ of BOTTOMLINE TECHNOLOGIES, INC. and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein.

     Before me,
                              ______________________________________
                              Notary Public/Justice of the Peace

                              Name:
                              My Commission Expires:

                                   EXHIBIT 1


                               PRIMARY SUBLEASE
                               ----------------

                                   EXHIBIT 2


                   PLANS DESIGNATING THE SUBLEASED PREMISES,
                   -----------------------------------------
                       LEASEHOLD WORK AND BASE BUILDING
                       --------------------------------
                           PLANS AND SPECIFICATIONS
                           ------------------------

                                   EXHIBIT 3

                       LIST AND DESCRIPTION OF AMENITIES
                       ---------------------------------

1. 1,000 square foot fitness facility to be provided by the Sublessor to include cardio equipment, stretching machines, weights and two televisions. In addition, Sublessee employees shall have a corporate membership at the new Planet Fitness/PF Gym in Portsmouth, NH for a monthly fee of $10.00 per employee with a nominal initiation charge.

2. Building is adjacent to a 171 acre resource conservation preserve where the employees of Sublessee shall have the right to run, bike and recreate. (See aerial and side plan).

3. Sublessor shall on or before the Term Commencement date construct a basketball court and volleyball area as well as an outdoor seating arena on the site (see site plan).

4. Sublessor shall on or before the Term Commencement date construct an onsite pond.

                                   EXHIBIT 4


                  LIST OF ENVIRONMENTAL LAWS AND REGULATIONS
                  ------------------------------------------

Air Quality:          (a)  Clean Air Act & Amendments, 42 U.S.C. 7401-7642
                      (b)  40 CFR Parts 50-52, 61, 62, 65-67, 81
                      (c)  RSA ch. 125-C, Air Pollution Control, and rules
                           adopted thereunder
                      (d)  RSA ch. 125-H, Air Toxic Control Act, and rules
                           adopted thereunder

Hazardous Materials:  (a)  Hazardous Materials Transportation Act', 49 U.S.C.
                           1801-1813, and Department of Transportation
                           Regulations thereunder
                      (b) Emergency Planning and Community Right-To-Know Act, 42 U.S.C. 11001-11050
                      (c)  49 CFR Parts 100-179
                      (d)  40 CFR Part 302
                      (e) RSA ch. 277-A, Toxic Substances in the Workplace, and rules adopted thereunder

Hazardous Waste:      (a)  Resource Conservation and Recovery Act (RCRA) of 1976
                           and RCRA Amendments of 1984, 42 U.S.C. 6901-6991i
                      (b)  Comprehensive Environmental Response, Compensation,
                           and Liability Act (CERCLA) of 1980, as amended, 42
                           U.S.C. 9601-9675
                      (c)  40 CFR Parts 260-271, 300, 302
                      (d)  RSA ch. 147-A, Hazardous Waste
                           Management and rules adopted thereunder

Water Quality:        (a)  Federal Water Pollution Control Act (Clean Water Act)
                           and Amendments, 33 U.S.C. 1251-1387
                      (b)  Safe Drinking Water Act, as amended, 42 U.S.C. 300f-
                           300j-26 40 CFR Title 100-143, 401 and 403
                      (c)  RSA ch. 146-A, Oil Spillage in Public Waters, and
                           rules adopted thereunder
                      (d)  RSA ch. 485, New Hampshire Safe Drinking Water Act,
                           and rules adopted thereunder
                      (e)  RSA ch. 485-A, Pollution and Waste Disposal, and
                           rules adopted thereunder

                                   EXHIBIT 5

                        SUBLEASE PROVISIONS REQUIRED BY
                        -------------------------------
                      THE FEDERAL AVIATION ADMINISTRATION
                      -----------------------------------


1. To the extent applicable to Sublessee under the terms of this Sublease, and the Primary Sublease, Sublessee, for himself, his heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that in the event facilities are constructed, maintained, or otherwise operated on the Subleased Premises, for a purpose for which a United States Department of Transportation ("DOT") program or activity is extended or for another purpose involving the provision of similar services or benefits, Sublessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

2. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, Sublessee, for himself, his personal representative, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that: (I) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of said facilities; (ii) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination; and (iii) that the Sublessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulation may be amended.

3. That in the event of breach of any of the above nondiscrimination covenants, Sublessor shall have the right to terminate the Sublease, and to reenter and repossess said land and the facilities thereon, and hold the same as if said lease, had never been made or issued. This provision does not become effective until the procedures of 49 CFR Part 21 are allowed and completed including expiration of appeal rights.

4. To the extent applicable to Sublessee under the terms of this Sublease, and the Primary Sublease, Sublessee shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service; PROVIDED THAT the Sublessee may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

5. Non-compliance with Provision 4 above shall constitute a material breach thereof and in the event of such noncompliance Sublessor shall have the right to terminate this Sublease, and the estate hereby created without liability therefore or at the election of the Sublessor or the United States either or both of Sublessor or the United States shall have the right to judicially enforce provisions.

6. Sublessee agrees that it shall insert the above five provisions in any lease agreement, by which said Sublessee grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the Subleased Premises.

7. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, Sublessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. Sublessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Sublessee assures that it will require that its covered suborganizations provide assurance to the Sublessor, that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

8. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, Sublessor reserves the right to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or view of the Sublessee and without interference or hindrance.

9. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, Sublessor reserves the right, but shall not be obligated to the Sublessee to maintain and keep in repair the landing area of the airport and all publicly-owned facilities of the airport, together with the right to direct and control all activities of the Sublessee in this regard.

10. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, this Sublease shall be subordinate to the provisions and requirements of any existing or future agreement between the Sublessor and the United States, relative to the development, operation or maintenance of the airport.

11. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, there is hereby reserved to Sublessor, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Subleased Premises. This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the airport.

12. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, Sublessee agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the event future construction of building is planned for the Subleased Premises, or in the event of any planned modification or alteration of any present or future building or structure situated on Subleased Premises.

13. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, Sublessee, by accepting this Sublease expressly agrees for itself, its successors and assigns that it shall not erect nor permit the erection of any structure or object nor permit the growth of any tree on the land leased hereunder above the mean sea level elevation of 251feet. In the event the aforesaid covenants are breached, Sublessor reserves the right to enter upon the Premises and to remove the offending structure or object and cut the offending tree, all of which shall be at the expense of the Sublessee.

14. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, Sublessee, by accepting this Sublease, agrees for itself, its successors and assigns that it will not make use of the Subleased Premises in any manner which might interfere with the landing and taking off of aircraft from the airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, Sublessor reserves the right to enter upon the Subleased Premises, and cause the abatement of such interference at the expense of the Sublessee.

15. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, it is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act of 1958 (49 U.S
C. 1349a).

16. To the extent applicable to Sublessee under the terms of this Sublease and the Primary Sublease, this Sublease and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of said airport or the exclusive or non-exclusive use of the airport by the United States during the time of war or national emergency.

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                                   EXHIBIT 6

                             RULES AND REGULATIONS
                             ---------------------

1. Except as specifically provided in the Sublease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building or Project without the prior written consent of Sublessor, which shall not be unreasonably withheld. Sublessor shall have the right to remove, at Sublessee's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Sublessee by a person approved by Sublessor.

2. If Sublessor reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Sublessee shall immediately discontinue such use. Sublessee shall not place anything against or near glass partitions or doors or windows, which may appear unsightly from outside the Premises.

3. Sublessee shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Sublessee's business invitees. Sublessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Sublessor would be prejudicial to the safety, character, reputation and interest of the Project and its
    Sublessees: provided that nothing herein contained shall be construed to prevent such access to persons with whom any Sublessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.

4. The directory of the building or Project will be provided exclusively for the display of the name and location of Sublessees only and Sublessor reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Sublessor, and except with the written consent of Sublessor, no person or persons other than those approved by Sublessor shall be employed by Sublessee or permitted to enter the Project for the purpose of cleaning the same. Sublessee shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

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6.   Sublessor will furnish Sublessee, free of charge, with two keys to each door lock in the Premises. Sublessor may make reasonable charge for any additional keys. Sublessee shall not make or have made additional keys, and Sublessee shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Sublessor's consent not to be unreasonably withheld. Sublessee, upon the termination of its tenancy, shall deliver to Sublessor the keys of all doors which have been furnished to Sublessee, and in the event of loss of any keys so furnished, shall pay Sublessor therefor.

7. If Sublessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Sublessor's instructions in their installation, which shall not be unreasonable.

8. Freight elevator(s) shall be available for use by all Sublessees in the building, subject to such reasonable scheduling as Sublessor, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the building or carried in the elevators except between such hours and in such elevators as may be designated by Sublessor. Sublessee initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Sublessor, be made during the hours of 8:00 p.m. to 6:00 a.m. or on Saturday or Sunday. No deliveries shall be made which impede or interfere with other Sublessees or the operation of the building.

9. Sublessee shall not place a load upon any floor of the Premises, which exceeds the load per square foot, which such floor was designed to carry and which is allowed by law. Sublessor shall have the right to prescribe the weight, size and position of all equipment; materials, furniture or other property brought into the building. Heavy objects shall, if necessary by Sublessor, stand on such platforms as determined by Sublessor to be necessary to properly distribute the weight, which platforms shall be provided at Sublessee's expense. Business machines and mechanical equipment belonging to Sublessee, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Sublessor or to any Sublessees in the building, shall be placed and maintained by Sublessee, at Sublessee's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Sublessor. Sublessor will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Sublessee.

10. Sublessee shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited

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     quantities necessary for the operation or maintenance of office equipment.
     Sublessee shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Sublessor or other occupants of the building by reason of noise, odors or vibrations, nor shall Sublessee bring into or keep in or about the Premises any birds or animals.

11. Sublessee shall not use any method of heating or air conditioning other than that supplied by Sublessor.

12. Sublessee shall not waste electricity, water or air conditioning and shall not tape any ducts and agrees to cooperate fully with Sublessor to assure the most effective operation of the building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Sublessee has actual notice, and shall refrain from attempting to adjust controls. Sublessee shall keep corridor doors closed, and shall close window coverings at the end of each business day. Sublessee shall have the control over the thermostat in the Subleased Premises.

13. Sublessor reserves the right, exercisable without notice and without liability to Sublessee, to change the name and street address of the building.

14. Sublessor reserves the right to exclude from the building between the hours of 8:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Sublessor, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Sublessee shall be responsible for all persons for whom it requests passes and shall be liable to Sublessor for all acts of such persons. Sublessor shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person. Sublessor reserves the right to prevent access to the building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Sublessee shall close and lock the doors of its Premises and entirely shut off all water faucets or other apparatus, and electricity, gas or air outlets before Sublessee and its employees leave the Premises. Sublessee shall be responsible for any damage or injuries sustained by other Sublessees or occupants of the building or by Sublessor for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

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     The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Sublessee who, or whose employees or invitees shall have caused it.

17. Sublessee shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Sublessee shall not make any room-to-room solicitation of business from other Sublessees in the Project. Sublessee shall not use the Premises for any business or activity other than that specifically provided for in Sublessee's Sublease.

18. Sublessee shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the building or Project, except in accordance with the provisions of Section 1.1 of the Sublease. Sublessee shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere, without Sublessor's prior consent, not to be unreasonably withheld.

19. Sublessee shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Sublease pertaining to alterations. Pictures, artwork and bulletin boards may be hung provided proper materials are used. Sublessor reserves the right to direct electricians as to where and how telephones and telegraph wires are to be introduced to the Premises. Sublessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Sublessor. Sublessee shall repair any damage resulting from noncompliance with this rule.

20. Canvassing, soliciting and distribution of handbills or any other written material and peddling in the Project are prohibited, and Sublessee shall cooperate to prevent such activities.

21. Sublessor reserves the right to exclude or expel from the Project any person whom, in Sublessor's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

22. Sublessee shall store all its trash and garbage within its premises or in other facilities provided by Sublessor. Sublessee shall not place in any trash box or receptacle any material, which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Sublessor.

23. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind,

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     nor shall the Premises be used for any improper, immoral or objectionable purpose. All cooking on the Premises shall be done in accordance with all applicable, federal, state, county and city laws, codes, ordinances, rules and regulations.

24. Sublessee shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Sublessor may approve. Sublessee shall not bring any other vehicles of any kind into the building or Project.

25. Sublessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Sublessor or any governmental agency.

26. Sublessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

27. Sublessee's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Sublessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Sublessor, and no employee of Sublessor will admit any person (Sublessee or otherwise) to any office without specific instructions from Sublessor.

28. Sublessor may waive any one or more of these Rules and Regulations for the benefit of Sublessee or any other Sublessee, but no such waiver by Sublessor shall be construed as a waiver of such Rules and Regulations in favor of Sublessee or any other Sublessee, nor prevent Sublessor from thereafter enforcing any such Rules and Regulations against any or all of the Sublessees of the Project.

29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of the Sublease.

30. Sublessor reserves the right to make such other and reasonable Rules and Regulations as, in its reasonable judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Sublessee agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

31. Sublessee shall be responsible for the observance of all the foregoing rules by Sublessee's employees, agents, clients, customers, invitees and guests.

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32.  Sublessor shall furnish, free of charge, a reasonable number of access cards to Sublessee for the purpose of accessing exterior doors to the Building. Sublessee, upon termination of its tenancy, shall return all access cards, which have been furnished, to the Sublessor and in the event of loss of any cards so furnished, Sublessee shall pay Sublessor therefore.

33. Sublessee shall have the right to install roof top telecommunications facilities provided that such facilities shall be used only in connection with the Sublessee's business at the Subleased Premises and for no other commercial purposes.

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                                   EXHIBIT 7


                               LANDLORD SERVICES

                                       71
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                                   EXHIBIT 8

                       LIST OF APPROVALS AND MILESTONES

                                       72